Exhibit 10.1

CREDIT AGREEMENT

DATED AS OF JULY 28, 2023

among

LEGACY HOUSING CORPORATION,

as Borrower

THE LENDERS FROM TIME TO TIME PARTY HERETO

and

PROSPERITY BANK,

as the Administrative Agent

________________________

PROSPERITY BANK,

as Sole Lead Arranger and Sole Book Runner

Page

ARTICLE 1 DEFINITIONS1

Section 1.1Defined Terms1

Section 1.2Terms Generally; Other Definitional Provisions30

Section 1.3Accounting Terms; Changes in GAAP30

Section 1.4Rates31

Section 1.5Divisions31

Section 1.6Times of Day; Timing of Payment and Performance31

Section 1.7Other Loan Documents31

ARTICLE 2 THE COMMITMENTS AND CREDIT EXTENSIONS32

Section 2.1Commitments32

Section 2.2Loans and Borrowings32

Section 2.3Borrowing Requests32

Section 2.4[Reserved]33

Section 2.5[Reserved]33

Section 2.6Funding of Borrowings33

Section 2.7Interest Elections34

Section 2.8Prepayments35

Section 2.9Voluntary Termination or Reduction of Commitments36

Section 2.10Payment of Principal36

Section 2.11Interest37

Section 2.12Fees38

Section 2.13Evidence of Debt38

Section 2.14Payments Generally; Several Obligations of the Lenders39

Section 2.15Sharing of Payments40

Section 2.16Compensation for Losses41

Section 2.17Increased Costs41

Section 2.18Taxes42

Section 2.19Inability to Determine Rates46

Section 2.20Illegality46

Section 2.21Mitigation Obligations; Replacement of Lenders47

Section 2.22[Reserved]48

Section 2.23Defaulting Lenders48

Section 2.24Benchmark Replacement Setting49

Section 2.25[Reserved]50

Section 2.26Incremental Commitments50

Section 2.27Survival52

ARTICLE 3 REPRESENTATIONS AND WARRANTIES52

Section 3.1Existence, Qualification, and Power52

Section 3.2Authorization; No Contravention52

Section 3.3Governmental Authorization; Other Consents53

Section 3.4Execution and Delivery; Binding Effect; Enforceability53

Section 3.5Financial Statements; No Material Adverse Effect53

Section 3.6Litigation53

Section 3.7No Material Adverse Effect; No Default; Material Contractual Obligations54

Section 3.8Ownership of and Rights in Properties54

Section 3.9Taxes54

Section 3.10Disclosure54

Page

Section 3.11Compliance with Laws55

Section 3.12ERISA Compliance55

Section 3.13Environmental Matters56

Section 3.14Margin Regulations56

Section 3.15Investment Company Act56

Section 3.16Sanctions; Anti-Corruption56

Section 3.17Solvency57

Section 3.18Subsidiaries57

Section 3.19Liens57

Section 3.20Intellectual Property57

ARTICLE 4 CONDITIONS PRECEDENT57

Section 4.1Initial Extension of Credit57

Section 4.2Conditions to All Credit Extensions60

ARTICLE 5 AFFIRMATIVE COVENANTS60

Section 5.1Financial Statements and Related Reporting Requirements61

Section 5.2Certificates; Reporting Requirements and Other Information61

Section 5.3Notices63

Section 5.4Maintenance and Preservation of Existence, Etc64

Section 5.5Maintenance of Properties64

Section 5.6Maintenance of Insurance64

Section 5.7Payment of Obligations; Taxes and Claims64

Section 5.8Compliance with Laws64

Section 5.9Environmental Matters64

Section 5.10Keeping Books and Records64

Section 5.11Inspection Rights65

Section 5.12Use of Proceeds65

Section 5.13Sanctions; Anti-Corruption Laws65

Section 5.14Depository Relationship; Collections Account65

Section 5.15Commodity Exchange Act Keepwell Provisions65

Section 5.16Further Assurances66

Section 5.17 Required Note Receivable Documents66

Section 5.18Post-Closing Matters66

ARTICLE 6 NEGATIVE COVENANTS66

Section 6.1Indebtedness66

Section 6.2Limitation on Liens68

Section 6.3Fundamental Changes; Mergers, Etc69

Section 6.4Dispositions70

Section 6.5Restricted Payments70

Section 6.6Investments70

Section 6.7Transactions with Affiliates71

Section 6.8Burdensome Agreements; Certain Restrictive Agreements72

Section 6.9Accounting Changes72

Section 6.10Changes in Nature of Business72

Section 6.11Restriction on Use of Proceeds72

Section 6.12Amendments of Certain Documents72

Section 6.13Sanctions; Anti-Corruption Use of Proceeds73

Section 6.14Subsidiaries73

ii

Page

ARTICLE 7 FINANCIAL COVENANTS73

Section 7.1Fixed Charge Coverage Ratio73

Section 7.2Total Debt to Tangible Net Worth Ratio73

ARTICLE 8 DEFAULT74

Section 8.1Events of Default74

Section 8.2Remedies Upon Default76

Section 8.3Application of Funds and Payments76

ARTICLE 9 AGENCY77

Section 9.1Appointment and Authority77

Section 9.2Rights as a Lender78

Section 9.3Exculpatory Provisions78

Section 9.4Reliance by the Administrative Agent79

Section 9.5Delegation of Duties79

Section 9.6Resignation of the Administrative Agent79

Section 9.7Non-Reliance on Agents and Other Lenders80

Section 9.8No Other Duties81

Section 9.9The Administrative Agent May File Proofs of Claim81

Section 9.10Collateral and Guaranty Matters82

Section 9.11Bank Product Agreements82

Section 9.12Certain ERISA Matters83

Section 9.13Erroneous Payments84

ARTICLE 10 MISCELLANEOUS86

Section 10.1Notices86

Section 10.2Waivers; Amendments87

Section 10.3Expenses; Indemnity; Damage Waiver89

Section 10.4Successors and Assigns91

Section 10.5Survival95

Section 10.6Counterparts; Integration; Effectiveness; Electronic Execution95

Section 10.7Severability96

Section 10.8Right of Setoff96

Section 10.9Governing Law; Jurisdiction; Venue; Service of Process.96

Section 10.10WAIVER OF JURY TRIAL97

Section 10.11Headings97

Section 10.12Treatment of Certain Information; Confidentiality98

Section 10.13PATRIOT Act; Beneficial Ownership Regulation98

Section 10.14Interest Rate Limitation98

Section 10.15Payments Set Aside99

Section 10.16No Advisory or Fiduciary Responsibility99

Section 10.17Acknowledgement and Consent to Bail-In of Affected Financial Institutions100

Section 10.18Acknowledgement Regarding Any Supported QFCs100

Section 10.19Performance by the Administrative Agent101

Section 10.20No Duty101

Section 10.21Independence of Covenants101

Section 10.22Construction102

Section 10.23NOTICE OF FINAL AGREEMENT102

iii

Schedules

2.1	Commitments and Applicable Percentages
3.6	Litigation and Judgments
3.7	Material Contractual Obligations
3.18	Subsidiaries, Ventures, Etc.
5.18	Post-Closing Matters
7.1	Existing Debt
7.2	Existing Liens
7.6	Existing Investments
11.1	Notices

Exhibits

A	Assignment and Assumption
B	Compliance Certificate
C	Borrowing Request
D	Revolving Note
E	Tax Forms
F	Borrowing Base Report

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of July 28, 2023 (the “Closing Date”), is among LEGACY HOUSING CORPORATION, a Texas corporation (the “Borrower”), the lenders from time to time party hereto (collectively, the “Lenders” and each individually, a “Lender”), and PROSPERITY BANK, as the Administrative Agent.

RECITALS

The Borrower has requested that the Lenders extend credit to the Borrower as described in this Agreement.  The Lenders are willing to make such credit available to the Borrower upon and subject to the provisions, terms and conditions hereinafter set forth.

In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1Defined Terms.  As used in this Agreement, all exhibits, appendices and schedules hereto and (unless otherwise defined therein) in any note, certificate, report or other Loan Documents made or delivered pursuant to this Agreement, the following terms have the meanings given such terms in this Section 1.1 or in the provision, section or recital referred to below:

“Account” shall have the meaning set forth in Article 9 of the UCC, including but not limited to, all accounts, accounts receivable, notes, notes receivable, rental agreements and other rights to collect rent, drafts, acceptances, instruments, chattel paper, general intangibles, and other forms of obligation or rights to payment and receivables, whether or not yet earned by performance, including state and federal tax refunds.

“Account Debtor” means any Person obligated on an Account.

“Acquisition” means, as to any Person, the purchase or other acquisition (in one transaction or a series of related transactions, including through a merger) of all of the Equity Interests of another Person or all or substantially all of the property, assets or business of another Person or of the assets constituting a business unit, line of business or division of another Person, excluding, in each case, a transaction or series of related transactions solely among the Borrower and/or one or more Loan Parties.

“Acquisition Consideration” means the consideration given by the Borrower or any Subsidiary for an Acquisition, including but not limited to the sum of (without duplication) (a) the fair market value of any cash, Property (excluding Equity Interests) or services paid or provided, as applicable, by the Borrower or any Subsidiary as consideration with such Acquisition, plus (b) the amount of any Indebtedness assumed, incurred or guaranteed (to the extent not otherwise included) in connection with such Acquisition by Borrower or such Subsidiary.

“Administrative Agency Fee Letter” means the fee letter dated July 28, 2023 by and between the Borrower and the Administrative Agent.

“Administrative Agent” means Prosperity Bank, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

CREDIT AGREEMENT – Page 1

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth in Section 10.1, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by or otherwise acceptable to the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” means, collectively, the Administrative Agent and its Related Parties.

“Agreement” has the meaning specified in the introductory paragraph hereof, and includes all schedules, exhibits and appendices attached or otherwise identified therewith.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Applicable Rate” means, for any date, with respect to any Base Rate Loan or SOFR Loan, the applicable rate per annum set forth below based upon the Average Quarterly Borrowing Base Utilization Percentage then in effect:

Average Quarterly Borrowing Base Utilization Percentage	<50%	>50%
Base Loans	0.00%	0.00%
SOFR Loans	2.50%	2.75%
Unused Fee Rate	0.25%	0.00%

Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change in the Average Quarterly Borrowing Base Utilization Percentage and ending on the date immediately preceding the effective date of the next such change.

“Applicable Percentage” means, (a) with respect to any Lender in respect of the Revolving Facility, the percentage of the total Revolving Commitments of all Revolving Lenders represented by such Lender’s Revolving Commitment at such time; provided, however, that if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments; provided that, notwithstanding so long as any Lender shall be a Defaulting Lender such Lender’s Commitments and Loans shall be disregarded in the foregoing calculations.

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“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Prosperity Bank, in its capacity as lead arranger and bookrunner.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.4), and accepted by the Administrative Agent, in substantially the form (including electronic documentation generated by use of an electronic platform) of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, as of any date of determination, subject to Section 1.3 hereof, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capitalized Lease.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.24(d).

“Average Quarterly Borrowing Base Utilization Percentage” means, as of any date of determination, the fraction expressed as a percentage, the numerator of which is the average sum of the Revolving Credit Exposures of the Lenders for the fiscal quarter most recently ended, and the denominator of which is the average Borrowing Base in effect for the fiscal quarter most recently ended.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product Agreements” means those certain agreements entered into from time to time between any Loan Party and a Bank Product Provider in connection with any Bank Products, including, without limitation, Swap Contracts.

“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by any Loan Party to any Bank Product Provider pursuant to or evidenced by Bank Product Agreements and irrespective of whether for the payment of money, whether

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direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and also including all such amounts that any Loan Party is obligated to reimburse to any Bank Product Provider arising as a result of such Bank Product Provider’s purchase of participations or executing indemnities or reimbursement obligations with respect to Bank Products provided to any Loan Party pursuant to any Bank Product Agreements, but excluding any additional obligations entered into (a) after such Bank Product Provider ceases to be a Lender or an Affiliate of a Lender or (b) after assignment by a Bank Product to another Bank Product Provider that is not a Lender or an Affiliate of a Lender.  For the avoidance of doubt, Bank Product Obligations arising under any Swap Contract shall be determined by the Swap Termination Value thereof.

“Bank Product Provider” means any Person that, at the time it enters into a Bank Product Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Bank Product Agreement.

“Bank Products” means any service provided to, facility extended to, or transaction entered into with any Loan Party by any Bank Product Provider consisting of (a) deposit accounts, (b) cash management services, including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements maintained with any Bank Product Provider, (c) debit cards, stored value cards, and credit cards (including commercial credit cards (including so-called “procurement cards” or “P-cards”)) and debit card and credit card processing services or (d) Swap Contracts.

“Bankruptcy Code” means Title 11 of the United States Code, as now or hereafter in effect.

“Base Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Lender) or any similar release by the Federal Reserve Board (as determined by the Lender).  Any change in the Base Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective.

“Base Rate Borrowing” means, as to any Borrowing, the Base Rate Loans comprising such Borrowing.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.24(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less

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than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an

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entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.24 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.24.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” means “Borrower” identified as such in the introductory paragraph hereto.

“Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of SOFR Loans, having the same Interest Period made by the Revolving Lenders.

“Borrowing Base” means, at any time of determination, an amount equal to the sum of the Borrowing Base Value of all Eligible Note Receivables of the Borrower and its Subsidiaries at such time.

“Borrowing Base Report” means a certificate setting forth the Borrowing Base, substantially in the form of Exhibit F, or in any other form agreed to by Borrower and Administrative Agent, prepared by and certified by a Responsible Officer of Borrower, which such Borrowing Base Report shall include, without

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limitation, details of all Consumer Loans and Eligible Note Receivables as reasonably requested by Administrative Agent.

“Borrowing Base Value” means, with respect to each Eligible Note Receivable as of any date, an amount equal to 65% of the outstanding principal balance of such Eligible Note Receivables at such time.

“Borrowing Request” means a request for a Borrowing, which in each case shall be substantially in the form of Exhibit C-1 attached hereto or such other form as the Administrative Agent may approve.

“Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of Texas or is a day on which banking institutions in such state are authorized or required by Law to close.  Unless otherwise provided, the term “days” when used herein means calendar days.

“Capitalized Lease” means, subject to Section 1.3 hereof, each lease that has been or is required to be recorded as a capital or financing lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP as in effect prior to giving effect to the adoption of ASU No. 2016-02, Leases (Topic 842), and ASU No. 2018-11, Leases (Topic 842), and excluding, for the avoidance of doubt, any operating leases or other obligations in respect of, or under, straight line leases..

“Cash Equivalents” means:  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from a Credit Rating Agency; (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and (e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA and Aaa (or equivalent rating) by at least two Credit Rating Agencies and (iii) have portfolio assets of at least $5,000,000,000.

“Change in Law” means the occurrence, after the Closing Date, of any of the following:  (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means (a)  any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person

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or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of Equity Interests of the Borrower with voting power in an amount that is more than the greater of (x) 35% or more of the total Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) and (y) the percentage of the Equity Interests of the Borrower with voting power then held by then Permitted Holders, taken as a whole; or (b) either of the Permitted Holders cease to be members of the board of directors or other equivalent governing body of the Borrower.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans and, when used in reference to any Lender, refers to whether such Lender has any Revolving Credit Exposure or Revolving Commitment.

“Closing Date” means the date set forth in the preamble hereto.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning assigned to such term in any Security Document.

“Collateral Account” has the meaning specified in Section 2.5(k).

“Collateral Assignment” means that certain Master Collateral Assignment of Loan Documents, dated as of the Closing Date, executed and delivered by the Borrower in favor of the Administrative Agent, for the benefit of the Secured Parties.

“Commitment” means (a) a Revolving Commitment, (b) an Incremental Commitment or (c) any other obligation of the Lenders to make Loans to the Borrower from time to time hereunder, as the context may require (and collectively, the “Commitments”), in each case expressed as an amount representing the maximum principal and/or face amount of such Loan, or participation therein, as such commitment may be reduced or increased from time to time pursuant to Section 2.26 or Section 9.4 or reduced from time to time pursuant to Section 2.9.  The initial amount of such Lender’s Commitment is set forth on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to Section 10.1(d)(ii), including through the Platform.

“Compliance Certificate” means a certificate, substantially in the form of Exhibit B, or in any other form agreed to by the Borrower and the Administrative Agent, reviewed and certified by a Responsible Officer of the Borrower.

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“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.16 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consumer Financial Services Laws” means all federal, state, and municipal laws, rules, or regulations dealing with consumer financial services.  The term includes any and all laws dealing with registration, licensing, advertising, fair lending, language requirements, origination, pricing, credit practices, disclosures, rates, terms, servicing, debt collection practices, fair credit reporting, communications, privacy, data security, unfair acts or practices, deceptive acts or practices, abusive acts or practices, complaint procedures, and dispute resolution.  The term includes the following laws or standards as applicable: Equal Credit Opportunity Act, 15 U.S.C. §1691 et seq., and Regulation B, 12 C.F.R. part 1002; Electronic Funds Transfer Act, 15 U.S.C. §1693 et seq., and Regulation E, 12 C.F.R. part 1005; Fair Debt Collection Practices Act, 15 U.S.C. §1692o, and Regulation F, 12 C.F.R. part 1006; Gramm-Leach-Bliley Privacy Act, 12 U.S.C. §6801 et seq., and Regulation P, 12 C.F.R. part 1016; Fair Credit Reporting, 15 U.S.C. §1681 et seq., Regulation V, 12 C.F.R. part 1022; Truth in Lending, 15 U.S.C. §1601 et seq., and Regulation Z, 12 C.F.R. part 1026; regulations or standards of the Consumer Financial Protection Bureau with respect to unfair, deceptive or abusive acts or practices, 12 U.S.C. § 5531 and §5536; and regulations or trade practice standards of the Federal Trade Commission with respect to unfair or deceptive acts or practices, 15 U.S.C. §5(a), and Title 16 of the Code of Federal Regulations.

“Consumer Loans” means any loan or other indebtedness, retail installment contracts, or any other agreements or arrangements of similar nature made by Borrower (or another Loan Party) to a Consumer Loans Obligor, in each case, that are reflected in line items in the Borrower’s consolidated balance sheet as “Consumer Loans Receivable” and evidenced by the Consumer Loans Notes and secured by the Consumer Loans Debt Documents.

“Consumer Loans Debt Documents” means the Consumer Loans Notes, the Consumer Loans Contracts, and any and all other documents, instruments, agreements, assignments, and writings now or hereafter given to evidence, secure and/or guarantee the Consumer Loans Notes, together with any and all amendments, modifications, replacements or restatements thereof.

“Consumer Loans Escrow Account” means one or more deposit accounts maintained with Prosperity Bank, in the name of Borrower, or such other replacement deposit accounts acceptable to Administrative Agent in its sole discretion, in each case, for the sole purpose of holding escrow deposits of the Consumer Loans Obligors in connection with the Consumer Loans.

“Consumer Loans Contracts” shall mean, collectively, all loan agreements, retail installment contracts, sales contracts, financing agreements, or any other agreements or contracts of similar nature, in each case, executed by any Consumer Loans Obligor for the benefit of Borrower (or another Loan Party) to secure and/or evidence the obligations of such Consumer Loans Obligor in connection with any Consumer Loans, together with all amendments, modifications, replacements or restatements thereof.

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“Consumer Loans Notes” shall mean, collectively, all promissory notes and instruments that evidence the Consumer Loans and any and all amendments, modifications, supplements, replacements, extensions, renewals, increases, refundings and restatements thereof made from time to time.

“Consumer Loans Obligors” shall mean, collectively, all Persons who from time to time are obligated on the Consumer Loans Notes and/or the Consumer Loans Debt Documents or upon any guarantees of the indebtedness evidenced by the Consumer Loans Notes.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings analogous thereto.

“Credit Extension” means a Borrowing.

“Credit Rating” means a rating as determined by a Credit Rating Agency of the Borrower’s non-credit-enhanced, senior unsecured long-term indebtedness.

“Credit Rating Agency” means S & P’s Global Ratings and Moody’s Investment Services, or other nationally recognized credit rating agency acceptable to the Administrative Agent.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate (before as well as after judgment) equal to (a) with respect to the principal of the Loans or interest thereon, the applicable interest rate plus 2.00% per annum (provided that, with respect to a SOFR Loan, the determination of the applicable interest rate is subject to Section 2.7(e) to the extent that Loans may not be converted to, or continued as, SOFR Loans, pursuant thereto) and (b) with respect to any other amount, the interest rate applicable to Base Rate Loans plus 2.00% per annum; provided, however, in no event shall the Default Rate exceed the Maximum Rate.

“Defaulted Note Receivable” means any Note Receivable (a) with respect to which any payment owing thereunder remains outstanding and unpaid, in whole or in part, for more than 60 days past the date it became due and payable, only to the extent that, the aggregate amount of all such overdue payments with respect to Notes Receivable described under this clause (a) exceeds the lesser of (i) $2,500,000 or (ii) 5% of the Borrowing Base then in effect, (b) with respect to which foreclosure and/or repossession proceedings have been initiated against the applicable Note Receivable Property, (c) which the Borrower or a Subsidiary

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Guarantor does not have a Statement of Ownership (or other evidence of title reasonably satisfactory to the Administrative Agent) on the Note Receivable Property related to such Note Receivable for a period greater than one hundred and fifty (150) days, or (d) which the Borrower deems to be non-collectible.

“Defaulting Lender” means, subject to Section 2.23(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower to confirm in writing to the Administrative Agent or the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent or the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.23(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Person (including any sale and leaseback transaction and any sale or issuance of Equity Interests by such Person or by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interest” means any Equity Interest that, by its terms (or the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other

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Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the latest Maturity Date; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of the Borrower or any Subsidiary or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Dollar” and “$” mean lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“EBITDA” means, for any Person for any Test Period, an amount equal to (a) Net Income for such period, plus (b) the sum of the following to the extent deducted in the calculation of Net Income for such period (without duplication): (i) Interest Expense; (ii) income Taxes (and other taxes of such Person determined by reference to the income or profits of such Person); (iii) depreciation; and (iv) amortization.  Unless otherwise specified herein, all references to “EBITDA” shall be deemed to be references to EBITDA of Borrower and its Subsidiaries, on a consolidated basis.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Note Receivable” means, at any time, each Note Receivable of Borrower and the Subsidiary Guarantors created in the ordinary course of business which satisfy each of the following conditions:

(a)such Note Receivable arises from a Consumer Loan made by a Loan Party in the ordinary course of business, in each case, subject to the Consumer Loan Debt Documents or any other documentation which is in form and substance reasonably satisfactory to Administrative Agent;

(b)Administrative Agent has a first and prior security interest in such Note Receivable which is superior to any other Lien upon such Note Receivable, and such Note Receivable does not have any other encumbrance other than any Permitted Encumbrance or any lien granted to Borrower or another applicable Loan Party;

(c)such Note Receivable and the transactions evidenced and contemplated thereby comply in all material respects with all applicable Laws, rules, and regulations (including the Federal Truth in Lending Act), and such Note Receivable was not originated with fraud, or material intentional error or omission, misrepresentation, or negligence on the part of any Person;

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(d)each of the documents evidencing or securing such Note Receivable (including all Consumer Loans Debt Documents) has been duly executed by each of the applicable parties thereto, and properly acknowledged and recorded where applicable, and constitutes a legal, valid, and binding obligation of each of the applicable parties thereto, enforceable against each such Person in accordance with their respective terms;

(e)the full amount of such Note Receivable has been disbursed, and all costs, fees and expenses incurred in making, closing and recording such Note Receivable have been paid, unless such Note Receivable contemplates future advances of principal;

(f)such Note Receivable is not a Defaulted Note Receivable;

(g)such Note Receivable (i) has not matured or is otherwise not outstanding and unpaid beyond its original maturity date or (ii) is not subject to a balloon payment at the end of its maturity date;

(h)such Note Receivable is not subject to any (i) customer deposits or (ii) escrow funds, in each case, made by the Consumer Loans Obligor on such Note Receivable and held by a Loan Party for the benefit of such Consumer Loan Obligor (provided, however, the amount of such Note Receivable (excluding any applicable customer deposits and/or escrow funds) shall be eligible);

(i)such Note Receivable is secured by a valid first lien security instrument (including, if applicable, any mortgages or deeds of trust) on the applicable Note Receivable Property, and the applicable Note Receivable Property securing such Note Receivable is free and clear of all Liens, other than (w) the Lien in favor of the Borrower or any Subsidiary Guarantor, as applicable, securing such Note Receivable, (x) Liens for taxes not yet due and payable, (y) any easements, rights-of-way, restrictions and other similar encumbrances affecting the applicable Note Receivable Property that do not in any case materially interfere with the ordinary conduct of the business of the owner thereof, any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of such Note Receivable Property that does not materially interfere with the ordinary conduct of the business of the owner thereof, and (z) any monetary Lien that is subordinate to the Lien securing the applicable Note Receivable;

(j)to Borrower’s knowledge, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges which are then due and payable relating to the Note Receivable Property securing such Note Receivable have been paid, or funds have been escrowed or are included in the budget set forth in the loan documents evidencing such Note Receivable, in each case, in an amount sufficient to pay off every such item that is currently delinquent;

(k)the Borrower or a Subsidiary Guarantor has good and indefeasible title to such Note Receivable and such Note Receivable is not subject to any Lien other than (i) Liens in favor of the Administrative Agent for the benefit of the Secured Parties or (ii) a Permitted Lien that does not have priority over the Lien in favor of Administrative Agent (other than any Permitted Encumbrances);

(l)subject to Section 5.17, the Administrative Agent is in possession of all Required Note Receivable Documents for such Note Receivable;

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(m)such Note Receivable is not subject to any setoff, counterclaim, defense, dispute, litigation, recoupment, or adjustment unless such claims are limited by an enforceable agreement on terms reasonably satisfactory to the Administrative Agent;

(n)to Borrower’s knowledge, the maker in respect of such Note Receivable is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs;

(o)such Note Receivable is not owed by an Affiliate, employee, officer, director or shareholder of the Borrower or a Subsidiary, except as approved by the Lender in its reasonable discretion;

(p)such Note Receivable is payable in Dollars by the obligor thereunder;

(q)the Consumer Loans Obligor in respect of such Note Receivable is (i) domiciled in the United States of America and (ii) not a Person that is a government of the United States of America or any state, department, agency, or instrumentality thereof, unless the Account has been assigned to Administrative Agent in compliance with the federal Assignment of Claims Act of 194; and

(r)the terms of such Note Receivable have not been modified or amended in any way as a result of, or to cure, any default or delinquencies by the Consumer Loans Obligor thereunder;

provided that Administrative Agent shall have the right to create and adjust eligibility standards and related reserves from time to time in its Permitted Discretion.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.4(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.4(b)(iii)).

“Environmental Laws” means any and all federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions, including all common law, relating to pollution or the protection of health, safety or the environment or the release of any materials into the environment, including those related to Hazardous Materials, air emissions, discharges to waste or public systems and health and safety matters.

“Environmental Liability” means any liability or obligation, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly, resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or permitting or arranging for the disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, as to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of

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such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code or Section 302 of ERISA).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules or the filing of an application for the waiver of the minimum funding standards under the Pension Funding Rules; (c) the incurrence by the Borrower or any ERISA Affiliate of any liability pursuant to Section 4063 or 4064 of ERISA or a cessation of operations with respect to a Pension Plan within the meaning of Section 4062(e) of ERISA; (d) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization or insolvent (within the meaning of Title IV of ERISA); (e) the filing of a notice of intent to terminate a Pension Plan under, or the treatment of a Pension Plan amendment as a termination under, Section 4041 of ERISA; (f) the institution by the PBGC of proceedings to terminate a Pension Plan; (g) any event or condition that constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (h) the determination that any Pension Plan is in at-risk status (within the meaning of Section 430 of the Code or Section 303 of ERISA) or that a Multiemployer Plan is in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA); (i) the imposition or incurrence of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; (j) the engagement by the Borrower or any ERISA Affiliate in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; (k) the imposition of a lien upon the Borrower pursuant to Section 430(k) of the Code or Section 303(k) of ERISA; or (l) the making of an amendment to a Pension Plan that could result in the posting of bond or security under Section 436(f)(1) of the Code.

“Erroneous Payment” has the meaning specified in Section 10.13(a).

“Erroneous Payment Subrogation Rights” has the meaning specified in Section 10.13(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.1.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Loan Party and any and all Guarantees of such Loan Party’s Swap Obligations by the Borrower or any other Guarantor) at the time the Guarantee of such Loan Party, or a grant by such Loan Party of a Lien, becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement

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governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or Lien is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.21(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.18, amounts with respect to such Taxes were payable either to such lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.18(g) and (d) any withholding Taxes imposed under FATCA.

“Facility” means the Revolving Facility, or any other credit facility under this Agreement, as the context may require, and “Facilities” means all of them.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any applicable agreements entered into pursuant to Section 1471(b)(1) of the Code and any applicable fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” has the meaning specified in Section 3.16(b).

“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fee Letters” means, if applicable, the Administrative Agency Fee Letter, and any other any fee letter among the Borrower and the Administrative Agent concerning fees to be paid to the Administrative Agent, any Arranger or any other Person, including any amendments, restatements, supplements or modifications thereof.

“Financial Covenant” means the financial covenants set forth in Article 7 of this Agreement.

“Financial Officer” means, as to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

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“Fixed Charge Coverage Ratio” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, without duplication, the ratio of (a) the sum of (i) EBITDA, minus (ii) non-financed maintenance Capital Expenditures, minus (iii) Taxes paid in cash, and minus (iv) dividends and distributions paid pursuant to Section 6.5(d), to (b) the sum of (i) the aggregate amount of scheduled principal payments on any Indebtedness (excluding any mandatory prepayment) for borrowed money (as such schedule may have been reduced by any prepayments made prior to the determination date), plus (ii) cash Interest Expense in respect of Indebtedness for borrowed money, in each case determined for such Test Period.

“Floor” means a rate of interest equal to 0.75%.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Plan” means any defined benefit pension benefit plan maintained or contributed to by the Borrower or any Subsidiary with respect to employees employed outside the United States (other than any governmental arrangement).

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds, and similar extensions of credit in the ordinary course of its activities.

“GAAP” means, subject to Section 1.3, United States generally accepted accounting principles as in effect as of the date of determination thereof.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness payable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

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“Guarantors” means, collectively, the Subsidiary Guarantors and each other Person who from time to time Guarantees all or any part of the Obligations under the Loan Documents, and “Guarantor” means any one of the Guarantors.

“Guaranty” means, individually or collectively as the context requires, that certain Unconditional Guaranty, dated as of the Closing Date, executed and delivered by each Guarantor party thereto in favor of the Administrative Agent, for the benefit of the Secured Parties, and any other written guaranty of a Guarantor in favor of the Administrative Agent, for the benefit of the Secured Parties.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and other substances or wastes of any nature regulated under or with respect to which liability or standards of conduct are imposed pursuant to any Environmental Law.

“Illegality Notice” has the meaning specified in Section 2.20.

“Incremental Commitment” has the meaning specified in Section 2.26(a).

“Incremental Commitment Effective Date” has the meaning specified in Section 2.26(c).

“Incremental Lender” has the meaning specified in Section 2.26(b).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent obligations of such Person arising under or in respect of (i) letters of credit (including standby and commercial), bankers’ acceptances, demand guarantees and similar independent undertakings and (ii) surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person; (c) net obligations of such Person under any Swap Contract; (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) all Attributable Indebtedness; (g) all obligations of such Person in respect of Disqualified Equity Interests; and (h) all Guarantees of such Person in respect of any of the foregoing.  For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The amount of any Indebtedness of any Person for purposes of clause (e) that is expressly made non-recourse or limited-recourse (limited solely to the assets securing such Indebtedness) to such Person shall be deemed to be equal to the lesser of (i) the aggregate principal amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

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“Indemnitee” means the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing.

“Information” means all information received from or on behalf of the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the Closing Date, such information is clearly identified at the time of delivery as confidential.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.7, which shall be substantially in the form of Exhibit C-2 hereto or in such other form as the Administrative Agent may approve.

“Interest Expense” means, with reference to any period, total interest expense (including that attributable to obligations under Capitalized Leases) of the Borrower and its Subsidiaries for such Test Period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries ((x) including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs under any Swap Contract in respect of interest rates, to the extent such net costs are allocable to such period in accordance with GAAP and (y) excluding any closing or amendment fees and any commitment, underwriting, arrangement or similar fees), calculated for the Borrower and its Subsidiaries on a consolidated basis for such period in accordance with GAAP.

“Interest Payment Date” means (a) as to any Base Rate Loan, the 5th day of each and every calendar month during the term of this Agreement and the Maturity Date, and (b) as to any SOFR Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period, and the Maturity Date.

“Interest Period” means, as to any Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability thereof), as specified in the applicable Borrowing Request or Interest Election Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be shortened to the preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Maturity Date and (iv) no tenor that has been removed from this definition pursuant to Section 2.24(d) shall be available for specification in such Borrowing Request or Interest Election Request.  For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Borrowing.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs Indebtedness of the type referred to in clause (h) of the definition of

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“Indebtedness” in respect of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in case by such Person with respect thereto.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means a joinder or similar agreement entered into by any Person (including any Lender) under Section 2.26 pursuant to which such Person shall provide an Incremental Commitment hereunder and (if such Person is not then a Lender) shall become a Lender party hereto.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lenders” means the Persons listed on Schedule 2.1 and any other Person that shall have become party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Liquidity” means, as of any date of determination, the sum of the aggregate amount of Unrestricted Cash and Cash Equivalents of the Borrowers and Revolving Availability on such date of determination.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to the Borrower under Article 2.

“Loan Documents” means, collectively, this Agreement, each Guaranty, the Security Documents, the Notes, any Fee Letter, and all other promissory notes, security agreements, deeds of trust, assignments, letters of credit, guaranties, and other instruments, documents, or agreements executed and delivered pursuant to or in connection with this Agreement; provided that the term “Loan Documents” shall not include any Bank Product Agreement.

“Loan Party” means the Borrower, each Guarantor or any other Person who is or becomes party to any agreement that obligates such Person to pay or perform, or that Guarantees or secures payment or performance of, the Obligations under the Loan Documents or any part thereof.

“Margin Stock” means margin stock within the meaning of Regulations T, U and X.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, properties, liabilities (actual or contingent), or financial condition of the Borrower and its Subsidiaries taken as a whole; or (b) a material adverse effect on (i) the ability of the Borrower or

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any other Loan Party to perform its Obligations, (ii) the legality, validity, binding effect or enforceability against the Borrower or any other Loan Party of any Loan Document to which it is a party or (iii) the rights, remedies and benefits available to, or conferred upon, the Administrative Agent or any Lender under any Loan Document.

“Material Contractual Obligation” means any agreement or contract to which the Borrower or any of its Subsidiaries is a party that is a Contractual Obligation, the loss of which would be reasonably likely to have a Material Adverse Effect.

“Material Subsidiary” means any Subsidiary who is a Domestic Subsidiary and owns any Consumer Loan Notes or Consumer Loan Debt Documents.

“Maturity Date” means, as of the Closing Date, July 28, 2027, or such earlier date on which the Revolving Commitments terminate as provided in this Agreement; provided, however, that if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

“Maximum Rate” has the meaning specified in Section 10.14.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, during the preceding five plan years has made or been obligated to make contributions, or has any liability.

“Multiple Employer Plan” means a Plan with respect to which the Borrower or any ERISA Affiliate is a contributing sponsor, and that has two or more contributing sponsors at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means, with respect to any event, (a) the cash proceeds actually received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) the out-of-pocket fees and expenses actually incurred and paid by the Borrower or any Subsidiary (other than those paid to Affiliates) in connection with such event, (ii) in the case of a Disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, that are directly attributable to such event (as determined reasonably and in good faith by a financial officer of the Borrower).

“Net Income” means, for any period, the net income (or loss) of  the Borrower and its Subsidiaries on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 10.2 and (b) has been approved by the Required Lenders.

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“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note Receivable” means a promissory note or similar instrument evidencing a Consumer Loan made by the Borrower or another Loan Party in the ordinary course of business and secured by a Lien on property owned by the Consumer Loans Obligor of such promissory note.

“Note Receivable Property” shall mean, collectively, all personal and real property and interests therein now or at any time hereafter mortgaged, pledged, assigned or otherwise given as security for the Note Receivable, in each case, under the Consumer Loans Contracts and/or the other Consumer Loans Debt Documents.

“Notes” means, collectively, the Revolving Notes and any other promissory note made by the Borrower in favor of a Lender evidencing the Loans made by such Lender and “Note” means any one of the Notes.

“Notice Date” has the meaning specified in Section 2.25(b).

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower and each other Loan Party arising under any Loan Document or Bank Product Agreement or otherwise with respect to any Loan or Bank Products whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, joint, several, or joint and several, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, as to any Loan Party, the Obligations shall exclude any Excluded Swap Obligations of such Loan Party.  Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by the Borrower under any Loan Document, including Erroneous Payment Subrogation Rights and (b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrower.

“OFAC” has the meaning specified in Section 3.16(a).

“Organizational Documents” means (a) as to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) as to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement and (c) as to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

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“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21(b)).

“Outstanding Amount” means, on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans occurring on such date.

“Participant” has the meaning specified in Section 10.4(d).

“Participant Register” has the meaning specified in Section 10.4(d).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment Recipient” has the meaning specified in Section 10.13(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan, but excluding a Multiemployer Plan) that is maintained or is contributed to by the Borrower or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable credit judgment (from the perspective of a secured asset lender in accordance with customary business practices of the Administrative Agent for comparable asset-based lending transactions.

“Permitted Encumbrances” means any Lien permitted by Section 6.2(b), (c), (d), (e), (f), (g), and (i).

“Permitted Holders” means, individually and collectively, Kenneth Shipley and Curtis Hodgson, together with and each of their heirs and beneficiaries.

“Permitted Liens” means those Liens permitted by Section 6.2.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity, including such Person’s heirs, administrators, personal representatives, executors, successors and assigns.

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“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of the Borrower or any Subsidiary, or any such plan to which the Borrower or any Subsidiary is required to contribute on behalf of any of its employees or with respect to which the Borrower has any liability.

“Platform” means Debt Domain, Intralinks, Syndtrak, DebtX or a substantially similar electronic transmission system.

“Prepayment Notice” means a notice by the Borrower to prepay Loans, which shall be in such form as the Administrative Agent may approve in its reasonable discretion.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or any other assets owned, operated or leased by such Person.

“Protected Person” has the meaning specified in Section 10.3(d).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable.

“Register” has the meaning specified in Section 10.4(c).

“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, brokers, trustees, administrators, managers, advisors and representatives, including accountants, auditors, and legal counsel of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Removal Effective Date” has the meaning specified in Section 10.6(b).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing at least 50.1% of the Total Credit Exposures of all Lenders at such time; provided, however, that at any time there are fewer than three Lenders, the Required Lenders shall be all Lenders.  The Total Credit Exposure

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of any Defaulting Lender shall be excluded for purposes of making a determination of the Required Lenders.

“Required Note Receivable Documents” means, collectively, with respect to each Eligible Note Receivable, each of the following, in form and substance reasonably satisfactory to the Administrative Agent in its sole discretion: (a) subject to Section 5.17, the original Consumer Loans Note and/or Consumer Loans Contract in connection with such Note Receivable (and an allonge endorsing such Consumer Loan Note, if any, executed by the Borrower or the applicable Subsidiary in blank), together with such other documents and agreements as the Administrative Agent may reasonably request in connection with its Lien on such Note Receivable and the security therefor, (b) copies of all other loan documents executed in connection with or evidencing such Note Receivable, (c) an original Statement of Ownership (or other evidence of title) of each Note Receivable Property (with the Liens of the Loan Party and the Administrative Agent clearly notated) with respect to such Eligible Note Receivable; provided, however, solely with respect to this clause (c), at any time of determination, up to one hundred and fifty (150) Eligible Note Receivables then included in the Borrowing Base may be excluded from the delivery requirement set forth in this clause (c) so long as such Eligible Note Receivable is not a Defaulted Note Receivable; and (d) such other information as the Administrative Agent may reasonably request.

“Resignation Effective Date” has the meaning specified in Section 10.6(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Loan Party, (a) the chief executive officer, president, executive vice president, or a Financial Officer of such Loan Party, (b) solely for purposes of the delivery of incumbency certificates and certified Organizational Documents and resolutions pursuant to Section 4.1, any vice president, secretary or assistant secretary of such Loan Party, and (c) solely for purposes of Borrowing Requests, prepayment notices and notices for Revolving Commitment terminations or reductions given pursuant to Article 2, any other officer or employee of the Borrower so designated from time to time by one of the officers described in clause (a) in a notice to the Administrative Agent (together with evidence of the authority and capacity of each such Person to so act in form and substance satisfactory to the Administrative Agent).  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to such Person’s shareholders, partners or members (or the equivalent Persons thereof).

“Revolving Availability” means, as of any date, the difference between (a) the lesser of (i) the aggregate Revolving Commitments of all of the Lenders as of such date and (ii) the Borrowing Base less (b) the aggregate Revolving Credit Exposure of all of the Lenders as of such date.

“Revolving Commitment” means with respect to each Revolving Lender on any date, the commitment of such Lender to make a Revolving Loan pursuant to Section 2.1 if such Loan is required to be disbursed on such date, expressed as an amount representing the maximum principal or face amount of such Revolving Loan, as such commitment may be reduced or increased from time to time pursuant to Section 2.26 or Section 10.4 or reduced from time to time pursuant to Section 2.9.  The initial amount of

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such Lender’s Revolving Commitment is set forth on Schedule 2.1 or in the Assignment and Assumption or Joinder Agreement pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable.  On the Closing Date, the aggregate amount of all Revolving Commitments is $50,000,000.

“Revolving Credit Exposure” means, as to any Revolving Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans at such time.

“Revolving Facility” means, at any time, the aggregate Revolving Commitments and all Credit Extensions thereunder.

“Revolving Lender” means the Persons listed on Schedule 2.1 holding a Revolving Commitment or Revolving Loans and any other Person that shall have become party hereto holding a Revolving Commitment or Revolving Loans pursuant to an Assignment and Assumption or a Joinder Agreement, other than any such Person that ceases to be a party hereto holding a Revolving Commitment or Revolving Loans pursuant to an Assignment and Assumption.

“Revolving Loan” has the meaning given such term in Section 2.1.

“Revolving Note” means a promissory note made by the Borrower in favor of a Revolving Lender evidencing Revolving Loans made by such Lender, substantially in the form of Exhibit D.

“Sanctions” has the meaning specified in Section 3.16(a).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means the collective reference to the Administrative Agent, each Lender, each Bank Product Provider and any other Person the Obligations owing to which are, or are purported to be, secured by the Collateral under the terms of the Security Documents.

“Security Agreement” means that certain Security Agreement, dated as of the Closing Date, executed and delivered by the Borrower and the other debtors party thereto in favor of the Administrative Agent, for the benefit of the Secured Parties.

“Security Documents” means, collectively, the Security Agreement, the Collateral Assignment, and each and every other security agreement, pledge agreement, mortgage, deed of trust, control agreement or other collateral security agreement required by or delivered to the Administrative Agent from time to time that purport to create a Lien in favor of any of the Secured Parties to secure payment or performance of the Obligations or any portion thereof.

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Borrower and its Subsidiaries as of such date determined in accordance with GAAP.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

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“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR.

“Solvent” means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital.  The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subordination Agreements” means each subordination agreement from time to time entered into by and among the Administrative Agent, the applicable Loan Party, and any holder of Subordinated Indebtedness, in form and substance reasonably satisfactory to the Administrative Agent.

“Subordinated Indebtedness” means any Indebtedness of the Borrower or any of its Subsidiaries (other than the Obligations) that has been subordinated to the Obligations by an enforceable subordination agreement or, to the extent required to comply with Section 6.2(l), an enforceable Subordination Agreement.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, association or joint venture or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time owned or the management of which is controlled, directly, or indirectly through one or more intermediaries, by such Person.  Unless otherwise specified in this Agreement, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantors” means, collectively, each and every Subsidiary of the Borrower as of the Closing Date, and each and every Material Subsidiary of the Borrower that becomes a Subsidiary Guarantor pursuant to Section 6.14, and “Subsidiary Guarantor” means any one of them.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means, with respect to any Loan Party, an obligation to pay or perform under any agreement, contract, or transaction that constitutes “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

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“Swap Termination Value” means, as to any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means, subject to Section 1.3 hereof, the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tangible Net Worth” means, with respect to any Person and as of any applicable date of determination, (a) consolidated Shareholders’ Equity of such Person (excluding intangible assets under GAAP of such Person, including customer lists, goodwill, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs), determined in accordance with GAAP plus (b) the total Subordinated Indebtedness of such Person.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Test Period” means, the period of the last four consecutive fiscal quarters ending on or prior to the applicable date of determination for which financial statements are required to be delivered pursuant to Section 5.1(a) or Section 5.1(b).

“Threshold Amount” means $5,000,000.

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“Total Credit Exposure” means, as to any Lender at any time, the sum of (a) the unused Commitments of such Lender and (b) the outstanding Revolving Credit Exposure of such Lender.

“Total Debt” means, as of any date of determination, the aggregate stated balance sheet amount of all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis on such date (including without limitation, all Indebtedness described in clause (a) of the definition of “Indebtedness”).

“Total Debt to Tangible Net Worth Ratio” means, as to any Person, and as of any applicable date of determination thereof, the ratio of (a) the Total Debt of such Person to (b) the Tangible Net Worth of such Person.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Term SOFR or Base Rate.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.18(g).

“UCC” means the Uniform Commercial Code as in effect in the State of Texas.

“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” and “U.S.” mean the United States of America.

“Unused Fee” has the meaning specified in Section 2.12(a).

“Withholding Agent” means each of the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are

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described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2Terms Generally; Other Definitional Provisions.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  The word “or” is not exclusive.  The word “year” shall refer (i) in the case of a leap year, to a year of three hundred sixty-six (366) days, and (ii) otherwise, to a year of three hundred sixty-five (365) days.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.3Accounting Terms; Changes in GAAP.

(a)Accounting Terms.  Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall be construed in conformity with GAAP.  Financial statements and other information required to be delivered by the Borrower to the Lenders pursuant to Sections 6.1(a) and 6.1(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any Financial Covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)Changes in GAAP.  If the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

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Section 1.4Rates.  The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes.  The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.5Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws):  (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.6Times of Day; Timing of Payment and Performance.  Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).  Except as otherwise expressly provided herein, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall shortened to the immediately preceding Business Day.

Section 1.7Other Loan Documents.  The other Loan Documents, including the Security Documents, contain representations, warranties, covenants, defaults and other provisions that are in addition to and not limited by, or a limitation of, similar provisions of this Agreement.  Such provisions in such other Loan Documents may be different or more expansive than similar provisions of this Agreement and neither such differences nor such more expansive provisions shall be construed as a conflict.  However, in the event of any direct conflict (other than as described in the preceding sentences) between this Agreement and any other Loan Document, this Agreement shall control.

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ARTICLE 2

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.1Commitments.  Subject to the terms and conditions set forth herein and in the applicable Joinder Agreement with respect to the applicable Incremental Commitment, each Revolving Lender severally agrees to make one or more revolving credit loans (each such loan, a “Revolving Loan”) to the Borrower from time to time on any Business Day prior to the Maturity Date in an aggregate principal amount for such Lender at any time outstanding up to but not exceeding the amount of such Revolving Lender’s Revolving Commitment, provided that the aggregate Revolving Credit Exposure of all Revolving Lenders shall not exceed the lesser of (i) the aggregate Revolving Commitments of all Revolving Lenders  and (ii) the Borrowing Base. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay, and reborrow Revolving Loans.  Revolving Loans may be Base Rate Loans or SOFR Loans, as further provided herein.

Section 2.2Loans and Borrowings.

(a)Borrowings.  Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans of the same Type made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments.

(b)Type of Loans.  Subject to Section 2.19, each Borrowing shall be comprised entirely of Base Rate Loans or SOFR Loans as the Borrower may request in accordance herewith.  Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)Minimum Amounts.  Each SOFR Borrowing shall be in an aggregate amount of $500,000 or a larger multiple of $100,000; provided that a SOFR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Commitments.  Each Base Rate Borrowing shall be in an aggregate amount equal to $500,000 or a larger multiple of $100,000; provided that a Base Rate Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Commitments.  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not be more than a total of five (5) SOFR Borrowings outstanding at any time.

Section 2.3Borrowing Requests.

(a)Notice by Borrower.  Each Borrowing shall be made upon the Borrower’s irrevocable notice to the Administrative Agent.  Each such notice shall be in the form of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of the Borrower and delivered by facsimile, or may be given by telephone to the Administrative Agent (if promptly confirmed by such a written Borrowing Request consistent with such telephonic notice) and must be received by the Administrative Agent not later than 11:00 a.m. (i) in the case of a SOFR Borrowing, three U.S. Government Securities Business Days prior to the date of the requested Borrowing or (ii) in the case of a Base Rate Borrowing, one Business Day prior to the date of the requested Borrowing.

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(b)Content of Borrowing Requests.  Each Borrowing Request pursuant to this Section shall specify the following information in compliance with Section 2.2: (i) the aggregate amount of the requested Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) whether such Borrowing is to be a Base Rate Borrowing or a SOFR Borrowing; (iv) in the case of a SOFR Borrowing, the Interest Period therefor; and (v) the location and number of the Borrower’s account to which funds are to be disbursed.

(c)Notice by Administrative Agent to Lenders.  Promptly following receipt of Borrowing Request, the Administrative Agent shall advise each applicable Lender of the details thereof and such Lender’s portion of each resulting Borrowing.

(d)Failure to Elect Type.  If no election as to the Type of a Borrowing is specified in the applicable Borrowing Request, then the requested Borrowing shall be a SOFR Borrowing.  If no Interest Period is specified with respect to any requested SOFR Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Section 2.4[Reserved].

Section 2.5[Reserved].

Section 2.6Funding of Borrowings.

(a)Funding by Lenders.  Following receipt of a Borrowing Request, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Borrowings.  In the case of a Borrowing, each Lender shall make the amount of each Borrowing to be made by it hereunder available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 p.m. on the Business Day specified in the applicable Borrowing Request.

(b)Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then each of the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by

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the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.7Interest Elections

(a)Elections by Borrower for Borrowings. Subject to Section 2.2, the Loans comprising each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a SOFR Borrowing, shall have the Interest Period specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a SOFR Borrowing, may elect the Interest Period therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the applicable Lenders holding the Loans comprising such Borrowing and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)Notice of Elections.  Each such election pursuant to this Section shall be made upon the Borrower’s irrevocable notice to the Administrative Agent.  Each such notice shall be in the form of a written Interest Election Request, appropriately completed and signed by a Responsible Officer of the Borrower, or may be given by telephone by a Responsible Officer to the Administrative Agent (if promptly confirmed in writing by delivery of such a written Interest Election Request consistent with such telephonic notice) and must be received by the Administrative Agent not later than the time that a Borrowing Request would be required under Section 2.3 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.

(c)Content of Interest Election Requests.  Each Interest Election Request pursuant to this Section shall specify the following information in compliance with Section 2.2:

(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)whether the resulting Borrowing is to be a Base Rate Borrowing or SOFR Borrowing; and

(iv)if the resulting Borrowing is a SOFR Borrowing, the Interest Period therefor after giving effect to such election.

(d)Notice by Administrative Agent to Lenders.  The Administrative Agent shall advise each applicable Lender of the details of an Interest Election Request and such Lender’s portion of such resulting Borrowing no less than one Business Day before the effective date of the election made pursuant to such Interest Election Request.

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(e)Failure to Make an Interest Election Request; Events of Default.  If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a SOFR Borrowing prior to the end of the Interest Period therefor, then, unless such SOFR Borrowing is repaid as provided herein, the Borrower shall be deemed to have selected that such SOFR Borrowing shall automatically be continued as a SOFR Borrowing with an Interest Period of one month at the end of such Interest Period.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as such Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a SOFR Borrowing and (ii) unless repaid as provided herein, each SOFR Borrowing shall automatically be converted to a Base Rate Borrowing at the end of the Interest Period therefor.

Section 2.8Prepayments.

(a)Optional Prepayments.  Subject to the conditions set forth below, the Borrower shall have the right, at any time and from time to time, upon notice to the Administrative Agent, at any time and from time to time prepay the principal of any Loans or any other Borrowing in whole or in part, without premium or penalty.

(b)Mandatory Prepayments.  If at any time (including as a result of any Borrowing Base redetermination or adjustment, including any adjustment to the Borrowing Base following a Disposition pursuant to Section 6.4(d)) the aggregate total Revolving Credit Exposure of all of the Lenders exceeds the lesser of (i) the aggregate Revolving Commitments of all of the Revolving Lenders and (ii) the Borrowing Base, the Borrower shall immediately prepay Revolving Loans in an aggregate amount equal to such excess on such date; provided that if the circumstances described hereunder are the result of the institution of any reserve or other adjustment to the Borrowing Base made by the Administrative Agent that is permitted by this Agreement, then such prepayment will be due on the third Business Day following the date the Administrative Agent notifies the Borrower of such event and the amount of such excess then due.

(c)Notices.  Each such notice pursuant to this Section shall be in the form of a written Prepayment Notice, appropriately completed and signed by a Responsible Officer of the Borrower, or may be given by telephone by a Responsible Officer to the Administrative Agent (if promptly confirmed by such a written Prepayment Notice consistent with such telephonic notice) and, in the case of any option prepayment pursuant to clause (a) of this Section, must be received by the Administrative Agent not later than 11:00 a.m. (i) in the case of prepayment of a SOFR Borrowing, not later than 11:00 a.m. one U.S. Government Securities Business Day before the date of prepayment, or (ii) in the case of prepayment of a Base Rate Borrowing, one Business Day before the date of prepayment.  Each Prepayment Notice shall be irrevocable; provided, that any Prepayment Notice may be conditioned upon the consummation of replacement financing.

(d)Amounts; Application.

(i)Each partial prepayment of any Borrowing pursuant to Section 2.8(a) shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.2.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.

(ii)Prepayments of Loans under Section 2.8(b) shall be applied to the Outstanding Amount of the Revolving Loans, and in each case shall be applied first, to any

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Base Rate Loans then outstanding, and second, to any SOFR Loans then outstanding, and if more than one SOFR Loan is then outstanding, to such SOFR Loans in such order as the Borrower may direct, or if the Borrower fails to so direct, as the Administrative Agent shall elect.  For the avoidance of doubt, the application of any mandatory prepayment to the Outstanding Amount of the Revolving Loans made pursuant to this Section 2.8(d)(ii) shall not result in a corresponding permanent reduction of the Aggregate Revolving Commitments. Unless so directed by the Borrower, or unless an Event of Default exists, any prepayment of Loans pursuant to Section 2.8(b) shall only be applied to the outstanding SOFR Loans (A) on the last day of the Interest Period applicable thereto or (B) to the extent that there are no outstanding Base Rate Loans, and, in any such event, the Borrower shall pay all amounts required pursuant to Section 2.16.

(iii)All prepayments shall be accompanied by accrued interest to the extent required by Section 2.11, together with any additional amounts required pursuant to Section 2.16.

Section 2.9Voluntary Termination or Reduction of Commitments.

(a)Optional Termination or Reduction of Revolving Commitments.  The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Commitments of all of the Revolving Lenders, or from time to time reduce the unused Revolving Commitments; provided that (i) each such notice shall be in writing and must be received by the Administrative Agent not later than 11:00 a.m. at least three Business Days prior to the effective date of such termination or reduction, and shall be irrevocable, (ii) any such partial reduction shall be in an aggregate amount of $250,000 or a larger multiple of $50,000 and (iii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the aggregate total Revolving Credit Exposures would exceed the lesser of (i) the aggregate Revolving Commitments and (ii) the Borrowing Base.  Unless previously terminated, the Revolving Commitments shall automatically terminate on the Maturity Date.  All fees accrued until the effective date of any termination of the Revolving Commitments shall be paid on the effective date of such termination.

(b)Application of Revolving Commitment Reductions.  The Administrative Agent will promptly notify the Revolving Lenders of any termination or reduction of the Revolving Commitments pursuant to clause (b) of this Section.  Upon any reduction of unused Revolving Commitments, the Revolving Commitment of each Revolving Lender shall be reduced by such Lender’s ratable share of the amount of such reduction.

Section 2.10Payment of Principal.

(a)Revolving Facility.  The Outstanding Amount of the Revolving Loans and all accrued but unpaid interest thereon shall be due and payable on the Maturity Date.  The unpaid principal balance of the Revolving Loans at any time shall be the total amount advanced hereunder by the Revolving Lenders less the amount of principal payments made thereon by or for the Borrower, which balance may be endorsed on the Revolving Notes from time to time by the Revolving Lenders or otherwise noted in the Revolving Lenders’ and/or the Administrative Agent’s records, which notations shall be, absent manifest error, conclusive evidence of the amounts owing hereunder from time to time.

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(b)Unconditional Payment.  The Borrower is and shall be obligated to pay all principal, interest and any and all other amounts which become payable under any of the Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction whatsoever and without any reduction for counterclaim or setoff whatsoever.  If at any time any payment received by the Administrative Agent hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any Debtor Relief Law, then the obligation to make such payment shall survive any cancellation or satisfaction of the Obligations under the Loan Documents and shall not be discharged or satisfied with any prior payment thereof or cancellation of such Obligations, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

(c)Partial or Incomplete Payments.  Remittances in payment of any part of the Obligations under the Loan Documents other than in the required amount in immediately available funds at the place where such Obligations are payable shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by the Administrative Agent in full in accordance herewith and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks.  Acceptance by the Administrative Agent of any payment in an amount less than the full amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default.

Section 2.11Interest.

(a)Interest Rates.  Subject to paragraph (b) of this Section, (i) each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Rate and (ii) each SOFR Loan shall bear interest at a rate per annum equal to Term SOFR for the Interest Period therefor plus the Applicable Rate.

(b)Default Interest Rate.  If any amount payable by the Borrower under this Agreement or any other Loan Document (including principal of any Loan, interest, fees and other amount) is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a rate per annum equal to the applicable Default Rate.  Upon the request of the Required Lenders after the occurrence and during the continuance of any Event of Default, while any such Event of Default exists, the Borrower shall pay interest on the principal amount of all Obligations outstanding hereunder at a rate per annum equal to the applicable Default Rate.  The Borrower acknowledges that it would be extremely difficult or impracticable to determine the Administrative Agent’s or the Lenders’ actual damages resulting from any late payment or Event of Default, and such accrued interest are reasonable estimates of those damages and do not constitute a penalty.  Any interest accrued at the Default Rate shall be payable on demand.

(c)Payment Dates.  All accrued but unpaid interest on each Loan shall be payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Base Rate Loan prior to the Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any SOFR Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

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(d)Interest Computation Period.  Interest on the Loans and all fees and other amounts payable by the Borrower hereunder on a per annum basis shall be computed on the basis of a 360-day year and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a 365-day year or 366-day year, as the case may be.  In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to the close of business on the Business Day received.  Each determination by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(e)Term SOFR Conforming Changes.  In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time subject to the consent of the Borrower (not to be unreasonably withheld or delayed) and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.  The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 2.12Fees.

(a)Unused Fees.  The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender an unused fee (the “Unused Fee “) on the average daily unused amount of the Revolving Commitment of such Revolving Lender, which shall accrue at a rate per annum equal to the rate set forth in the definition of Applicable Rate during the period from and including the Closing Date to but excluding the Maturity Date. Accrued Unused Fees shall be payable in arrears on the first Payment Date of each and every calendar quarter during the term of this Agreement, commencing on the first such date to occur after the date hereof, and on the Maturity Date.  For purposes of computing Unused Fees, the Revolving Commitment of any Lender shall be deemed to be used to the extent of the aggregate principal amount at such time of its outstanding Revolving Loans.

(b)Administrative Agent Fees.  The Borrower agrees to pay to the Administrative Agent and any Arranger, for the account of the Administrative Agent, such Arranger and each Lender, as applicable, fees payable in the amounts and at the times agreed pursuant to any applicable Fee Letter, or as otherwise set forth herein or agreed in writing between the Borrower and the Administrative Agent.

(c)Fee Computation.  All fees payable under this Section shall be computed on the basis of a year of 360 days and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  Each determination by the Administrative Agent of a fee hereunder shall be conclusive absent manifest error.

Section 2.13Evidence of Debt.

(a)Maintenance of Records.  Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Credit Extension made by such Lender.  The Administrative Agent shall maintain the Register in

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accordance with Section 10.4(c).  The entries made in the records maintained pursuant to this paragraph (a) shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein.  Any failure of any Lender or the Administrative Agent to maintain such records or make any entry therein or any error therein shall not in any manner affect the obligations of the Borrower under this Agreement and the other Loan Documents.  In the event of any conflict between the records maintained by any Lender and the records maintained by the Administrative Agent in such matters, the records of the Administrative Agent shall control in the absence of manifest error.

(b)Promissory Notes.  Upon the request of any Lender made through the Administrative Agent, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender.

Section 2.14Payments Generally; Several Obligations of the Lenders.

(a)Payments by the Borrower.  All payments to be made by the Borrower hereunder or under the other Loan Documents shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all such payments shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s principal Office in immediately available funds not later than 11:00 a.m. on the date specified herein.  All amounts received by the Administrative Agent after such time on any date shall be deemed to have been received on the next succeeding Business Day and any applicable interest or fees shall continue to accrue.  The Administrative Agent will promptly distribute to each Lender its ratable share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s applicable lending office (or otherwise distribute such payment in like funds as received to the Person or Persons entitled thereto as provided herein).  If any payment to be made by the Borrower shall fall due on a day that is not a Business Day, payment shall be made on the immediately preceding Business Day and such shortening of time shall be reflected in computing interest or fees, as the case may be.  Except as otherwise expressly provided herein, all payments hereunder or under any other Loan Document shall be made in Dollars.  The Administrative Agent is hereby authorized upon notice to the applicable Borrower to charge the account of the Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder.

(b)Application of Insufficient Payments.  Subject to Section 8.3, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest, fees and other amounts then due hereunder, such funds shall be applied (i) first, to pay interest, fees and other amounts then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and other amounts then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)Presumptions by the Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then

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each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(d)Deductions by the Administrative Agent.  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.4(c), 2.5(e), 2.6(b) or 11.3(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent, to satisfy such Lender’s obligations to the Administrative Agent until all such unsatisfied obligations are fully paid or (ii) hold any such amounts in a segregated account as cash collateral for, and for application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

(e)Several Obligations of the Lenders.  The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.3(c) are several and not joint.  The failure of any Lender to make any Loan or, as applicable, to fund any such participation or to make any such payment on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its applicable Loan, to purchase its participations, as applicable, or to make its payment under Section 10.3(c).

Section 2.15Sharing of Payments.  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or other obligations hereunder, as applicable, resulting in such Lender receiving payment of a proportion of the aggregate amount of its Revolving Loans and accrued interest thereon or other such obligations, as applicable, greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Revolving Loans and such other obligations of the other Lenders under the applicable Facility, as applicable, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and other amounts owing them, as applicable; provided that:

(i)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.22 or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may

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exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 2.16Compensation for Losses.  In the event of (a) the payment of any principal of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under this Agreement and is revoked in accordance therewith), or (d) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.21(b), then, in any such event, the Borrower shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 2.17Increased Costs.

(a)Increased Costs Generally.  If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation in any such Loan;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such

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Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)Certificates for Reimbursement.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.18Taxes.

(a)Defined Terms.  For purposes of this Section, the term “Applicable Law” includes FATCA.

(b)Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law.  If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)Payment of Other Taxes by the Borrower.  The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)Indemnification by the Borrower.  The Borrower shall indemnify each Recipient, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant

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Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after written demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.4 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)Evidence of Payments.  As soon as reasonably practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)Status of the Lenders.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (A), (B) and (D) of Section 2.18(g)(ii)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing,

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or before the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable

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request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or before the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed copies of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent),

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executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)Treatment of Certain Refunds.  If any Person determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)Status of Administrative Agent.  On or before the date that Prosperity Bank (and any successor or replacement Administrative Agent) becomes the Administrative Agent hereunder, it shall deliver to the Borrower a duly executed copy of either (i) IRS Form W-9 (or any successor

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form) or (ii) a U.S. branch withholding certificate on IRS Form W-8IMY (or any successor form) evidencing its agreement with the Borrower to be treated as a U.S. Person (with respect to amounts received on account of any Lender) and IRS Form W-8ECI (or any successor form) (with respect to amounts received on its own account).

(j)Survival.  Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, and the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Section 2.19Inability to Determine Rates.  Subject to Section 2.24 below, if, on or prior to the first day of any Interest Period for any SOFR Loan, (a) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or (b) the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination of the Administrative Agent, then, in each case, the Administrative Agent will promptly so notify the Borrower and each Lender.  Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period.  Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.16.

Section 2.20Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent) (an “Illegality Notice”), any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended.  Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans, on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16.

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Section 2.21Mitigation Obligations; Replacement of Lenders.

(a)Designation of a Different Lending Office.  If any Lender requests compensation under Section 2.17, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, then such Lender shall (at the request of the Borrower) use reasonable efforts to, as applicable, designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.17 or 2.18, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)Replacement of Lenders.  If any Lender requests compensation under Section 2.17, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with paragraph (a) of this Section, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.4), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.16, Section 2.17 or Section 2.18) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.4;

(ii)such Lender shall have received, as applicable, payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.16) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)in the case of any such assignment resulting from a claim for compensation under Section 2.17 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)such assignment does not conflict with Applicable Law; and

(v)in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

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Each party hereto agrees that (x) an assignment required pursuant to this Section 2.21(b) may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee, and (y) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

Notwithstanding anything in this Section to the contrary, the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 10.6.

Section 2.22[Reserved].

Section 2.23Defaulting Lenders.

(a)Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 10.2.

(ii)Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 9 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.8 or otherwise shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all applicable Non-Defaulting Lenders on a pro rata basis prior to being applied to the

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payment of any Loans of such Defaulting Lender until such time as all Loans are held by the applicable Lenders pro rata in accordance with the applicable Commitments under the applicable Facility.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Commitment Fees.  No Defaulting Lender shall be entitled to receive any Unused Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)Defaulting Lender Cure.  If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders under the applicable Facilities or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders under the applicable Facilities in accordance with the applicable Commitments (without giving effect to paragraph (a)(iv) above), whereupon, such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.24Benchmark Replacement Setting.

(a)Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement.  Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders.  No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.24(a) will occur prior to the applicable Benchmark Transition Start Date.

(b)Benchmark Replacement Conforming Changes.  In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)Notices; Standards for Decisions and Determinations.  The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use,

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administration, adoption or implementation of a Benchmark Replacement.  The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.24(d) and (y) the commencement of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.24, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.24.

(d)Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)Benchmark Unavailability Period.  Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period.

Section 2.25[Reserved].

Section 2.26Incremental Commitments.

(a)Request for Incremental Commitment.  The Borrower may, by notice to the Administrative Agent (who shall promptly notify the applicable Lenders), request an increase in the Revolving Commitments (each such increase, an “Incremental Commitment”), in each case, for an aggregate amount (for all such requests) not exceeding $25,000,000; provided that (A) any such request for an Incremental Commitment shall be in a minimum amount of the lesser of (x) $5,000,000 (or such lesser amount as may be approved by the Administrative Agent) and (y) the entire remaining amount available under this Section and (B) the Borrower shall make no more than a total of four (4) requests in the aggregate for an Incremental Commitment under this Section.

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(b)Incremental Lenders.  An Incremental Commitment may be provided by any existing Lender or other Person that is an Eligible Assignee (each such existing Lender or other Person that agrees to provide an Incremental Commitment, an “Incremental Lender”); provided that each Incremental Lender shall be subject to the consent (in each case, not to be unreasonably withheld or delayed) of the Administrative Agent.  Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to provide an Incremental Commitment pursuant to this Section and any election to do so shall be in the sole discretion of such Lender.

(c)Terms of Incremental Commitments.  The Administrative Agent and the Borrower shall determine the effective date for an Incremental Commitment pursuant to this Section (an “Incremental Commitment Effective Date”) and, if applicable, the final allocation of such Incremental Commitments among the Persons providing such Incremental Commitment; provided that such date shall be a Business Day at least fifteen (15) Business Days after delivery of the request for such Incremental Commitment (unless otherwise approved by the Administrative Agent) and at least sixty (60) days prior to the Maturity Date then in effect.

In order to effect such Incremental Commitment, the Borrower, the applicable Incremental Lender(s) and the Administrative Agent (but no other Lenders or Persons) shall enter into one or more Joinder Agreements, each in form and substance satisfactory to the Borrower and the Administrative Agent, pursuant to which the applicable Incremental Lender(s) will provide the applicable Incremental Commitment(s).

Effective as of the applicable Incremental Commitment Effective Date, subject to the terms and conditions set forth in this Section, each Incremental Commitment shall be a Revolving Commitment (but not a separate facility hereunder) and, in each case, Schedule 2.1 shall be updated accordingly to reflect such Incremental Commitment, each Incremental Lender providing such Incremental Commitment shall be, and have all the rights of, a Lender, and the Credit Extensions made by it on such Incremental Commitment Effective Date pursuant to paragraph (e) of this Section shall be Revolving Loans for all purposes of this Agreement.

(d)Conditions to Effectiveness.  Notwithstanding the foregoing, the Incremental Commitments pursuant to this Section shall not be effective with respect to any Incremental Lender unless:

(i)no Default or Event of Default shall have occurred and be continuing on the Incremental Commitment Effective Date and after giving effect to the Credit Extensions under such Incremental Commitment to be made on the Incremental Commitment Effective Date;

(ii)the representations and warranties contained in this Agreement are true and correct on and as of the Incremental Commitment Effective Date and after giving effect to such Incremental Commitment, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(iii)the Administrative Agent shall have received one or more Joinder Agreements contemplated above, providing for the proposed Incremental Commitments;

(iv)the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying as to matters in clauses (i) and (ii); and

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(v)the Administrative Agent shall have received such legal opinions and other documents reasonably requested by the Administrative Agent in connection therewith.

As of such Incremental Commitment Effective Date, upon the Administrative Agent’s receipt of the documents required by this paragraph (d), the Administrative Agent shall record the information contained in the applicable Joinder Agreement(s) in the Register and give prompt notice of the Incremental Commitments to the Borrower and the Lenders (including each Incremental Lender).

(e)Adjustments to Revolving Outstandings.  On each Incremental Commitment Effective Date with respect to each Incremental Commitment, if there are Revolving Loans then outstanding, the Borrower shall prepay such Revolving Loans (and pay any additional amounts required pursuant to Section 2.16 in connection therewith), and borrow Revolving Loans from the Incremental Lender(s), as shall be necessary in order that, after giving effect to such prepayments and borrowings, all Revolving Loans will be held ratably by the Revolving Lenders (including the Incremental Lender(s)) in accordance with their respective Revolving Commitments after giving effect to the applicable Incremental Commitment.

Section 2.27Survival.  Each party’s obligations under this Article 2 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement, and to make Credit Extensions hereunder, the Borrower represents and warrants to the Administrative Agent and the Lenders that:

Section 3.1Existence, Qualification, and Power.  Each of the Borrower and the other Loan Parties:  (a) is duly incorporated, organized or formed, validly existing, and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), where failure to do so could not reasonably be expected to have a Material Adverse Effect.  Each of the Borrower and the other Loan Parties has the power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

Section 3.2Authorization; No Contravention.  The execution, delivery and performance by each of the Borrower and the other Loan Parties of this Agreement and each other Loan Document to which such Person is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all necessary corporate or other organizational action on the part of such Person and do not and will not (a) contravene the terms of its Organizational Documents,

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(b) conflict with or result in any breach, default or contravention of, or the creation of any Lien (other than any Lien under any Loan Document) under, or require any payment to be made under (i) any Material Contractual Obligation to which the Borrower or any Loan Party is a party or affecting the Borrower or the properties of the Borrower or any Subsidiary, except to the extent such event could not reasonably be expected to have a Material Adverse Effect or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower, any other Loan Party or any Subsidiary or its property is subject, (c) violate any applicable Law in any material respect or (d) result in the creation or imposition of any Lien upon any of the revenues or assets of such Person, other than Permitted Liens.

Section 3.3Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or any other Loan Party of this Agreement or any other Loan Document, except for such approvals, consents, exemptions, authorizations, actions, notices, or filings that have been duly obtained, taken or made and are in full force and effect.

Section 3.4Execution and Delivery; Binding Effect; Enforceability.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Borrower and each other Loan Party.  This Agreement constitutes, and each other Loan Document to which the Borrower or any other Loan Party is a party, when so delivered will constitute, legal, valid, and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as may be limited by Debtor Relief Laws and general principles of equity.

Section 3.5Financial Statements; No Material Adverse Effect.

(a)Financial Statements.  All financial statements which have been delivered to the Administrative Agent were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations and cash flows for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)No Material Adverse Change.  Since the effective date of the most recent financial statements referred to in this Section, there has been no event or circumstance that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

Section 3.6Litigation.  There are no actions, suits, proceedings, claims, disputes or investigations pending or, to the knowledge of the Borrower, threatened in writing, at Law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower, any Subsidiary, or any other Loan Party or against any of their properties or revenues that (a) except as specifically disclosed in Schedule 3.6, either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or

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(b) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby.

Section 3.7No Material Adverse Effect; No Default; Material Contractual Obligations.  Neither the Borrower nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document. Schedule 3.7 sets forth a complete and correct list of all Material Contractual Obligations in effect or to be in effect on the Closing Date. None of the Borrower and the other Loan Parties is in default under or with respect to any Material Contractual Obligation. As of the Closing Date, the Borrower and its Subsidiaries do not have any Material Contractual Obligation.

Section 3.8Ownership of and Rights in Properties.  Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 3.9Taxes.  The Borrower, its Subsidiaries and each other Loan Party have filed all federal, state and other tax returns and reports required to be filed, and have paid all federal, state and other Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 3.10Disclosure.

(a)The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to it that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  The reports, financial statements, certificates and other written information (other than projected or pro forma financial information) furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished), taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected or pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery (it being understood that such projected information may vary from actual results and that such variances may be material).

(b)As of the Closing Date, the information included in any Beneficial Ownership Certification delivered pursuant to Section 4.1(x) is true and correct in all respects.

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(c)As of the date delivered, the information included in each Beneficial Ownership Certification delivered pursuant to Section 5.3(g) is true and correct in all respects.

Section 3.11Compliance with Laws.  Each of the Borrower, its Subsidiaries and each of the other Loan Parties is in compliance with the requirements of all Laws (including Environmental Laws) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which the failure to so comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 3.12ERISA Compliance.

(a)Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS, and, to the knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)There are no pending or, to the knowledge of the Borrower, threatened or contemplated claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(c)Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) no ERISA Event has occurred, and (ii) neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that, either individually or in the aggregate, could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan.

(d)The present value of all accrued benefits under each Pension Plan (based on those assumptions used to fund such Pension Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Pension Plan allocable to such accrued benefits by a material amount.  As of the most recent valuation date for each Multiemployer Plan, the potential liability of the Borrower or any ERISA Affiliate for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, is zero.

(e)To the extent applicable, each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable requirements of Law and has been maintained, where required, in good standing with applicable regulatory authorities, except to the extent that the failure so to comply could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.  Neither the Borrower nor any Subsidiary or other Loan Party has incurred any material obligation in connection with the termination of or withdrawal

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from any Foreign Plan.  The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan that is funded, determined as of the end of the most recently ended fiscal year of the Borrower or Subsidiary or other Loan Party, as applicable, on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Foreign Plan by a material amount, and for each Foreign Plan that is not funded, the obligations of such Foreign Plan are properly accrued.

Section 3.13Environmental Matters.  Except with respect to any matters that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any Subsidiary or other Loan Party (a) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (b) knows of any basis for any permit, license or other approval required under any Environmental Law to be revoked, canceled, limited, terminated, modified, appealed or otherwise challenged, (c) has or could reasonably be expected to become subject to any Environmental Liability, (d) has received notice of any claim, complaint, proceeding, investigation or inquiry with respect to any Environmental Liability (and no such claim, complaint, proceeding, investigation or inquiry is pending or, to the knowledge of the Borrower, is threatened or contemplated) or (e) knows of any facts, events or circumstances that could give rise to any basis for any Environmental Liability of the Borrower, any Subsidiary or any other Loan Party.

Section 3.14Margin Regulations.  The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Credit Extension hereunder will be used to buy or carry any Margin Stock.

Section 3.15Investment Company Act.  Neither the Borrower nor any other Loan Party is registered, or required to be registered, as an “investment company” under the Investment Company Act of 1940, as amended.

Section 3.16Sanctions; Anti-Corruption.

(a)None of the Borrower, any of its Subsidiaries, any other Loan Party or any director, officer, employee, agent, or Affiliate of the Borrower, any of its Subsidiaries, or any other Loan Party is an individual or entity (“person”) that is, or is owned or controlled by persons that are: (i) the subject of any list-based or territorial sanctions including, without limitation, (ii) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (iii) located, organized or resident in a country or territory that is the subject of Sanctions  (including, without limitation, Cuba, Iran, North Korea, Syria and the Crimea, Donetsk and Luhansk regions of Ukraine).

(b)Each of the Borrower, its Subsidiaries, the other Loan Parties, and their respective directors, officers and employees and, to the knowledge of the Borrower, the agents of the Borrower, its Subsidiaries, and the other Loan Parties are in compliance with all applicable Sanctions and with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other applicable anti-corruption law, in all material respects. To the extent any Loan Party has any foreign affiliations or operations or as otherwise

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applicable, the Borrower, its Subsidiaries, and the other Loan Parties have instituted and maintained policies and procedures designed to ensure continued compliance with applicable Sanctions, the FCPA and any other applicable anti-corruption laws.

Section 3.17Solvency.  The Borrower and the other Loan Parties, when taken as a whole, are Solvent.

Section 3.18Subsidiaries.  As of the Closing Date, the Borrower has no Subsidiaries other than those listed on Schedule 3.18 (and, if subsequent to the Closing Date, such additional Subsidiaries as have been formed or acquired in compliance with Section 6.14), and, as of the Closing Date, Schedule 3.18 sets forth (a) the jurisdiction of incorporation or organization of each such Subsidiary, and (b) the percentage of the Borrower’s ownership interest in each such Subsidiary. As of the Closing Date, all of the outstanding Equity Interests of each Subsidiary described on Schedule 3.18 have been validly issued, are fully paid, and are nonassessable. As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Equity Interests of the Borrower or any Subsidiary.

Section 3.19Liens.  None of the Borrower, any Loan Party or any Subsidiary has any Liens other than Permitted Liens.

Section 3.20Intellectual Property.  Each of the Borrower and its Subsidiaries owns, licenses or possesses the right to use all of the trademarks, tradenames, service marks, trade names, copyrights, patents, franchises, licenses and other intellectual property rights that are necessary for the operation of their respective businesses, as currently conducted, business, and the use thereof by the Borrower and its Subsidiaries does not conflict with the rights of any other Person, except to the extent that such failure to own, license or possess or such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  The conduct of the business of the Borrower or any Subsidiary as currently conducted or as contemplated to be conducted does not infringe upon or violate any rights held by any other Person, except to the extent that such infringements and violations, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened that could reasonably be expected to have a Material Adverse Effect.

ARTICLE 4

CONDITIONS PRECEDENT

Section 4.1Initial Extension of Credit.  The obligation of each Lender to make the initial Credit Extension hereunder is subject to the condition precedent that the Administrative Agent shall have received all of the following, each dated (unless otherwise indicated or otherwise specified by the Administrative Agent) the Closing Date, in form and substance satisfactory to the Administrative Agent and each Lender:

(a)Credit Agreement.  Executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(b)Resolutions.  Resolutions of the board of directors (or other governing body) of each Loan Party certified by the secretary or an assistant secretary (or a Responsible Officer or other custodian of records) of such Person which authorize the execution, delivery, and

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performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to be a party;

(c)Incumbency Certificate.  A certificate of incumbency certified by the secretary, assistant secretary or a Responsible Officer of each Loan Party certifying the names of the individuals authorized to sign the other Loan Documents to which such Person is or is to be a party (including the certificates contemplated herein) on behalf of such Person together with specimen signatures of such individuals;

(d)Closing Certificate.  A certificate executed by a Responsible Officer of the Borrower certifying that (i) the conditions specified in Sections 4.2(b), (c) and (d) have been satisfied, and (ii) no consents, licenses or approvals are required in connection with the execution, delivery and performance by each Loan Party, and the validity against each Loan Party, of the Loan Documents to which it is a party, other than those, if any, which have been previously delivered to the Administrative Agent;

(e)Organizational Documents.  The Organizational Documents and all amendments thereto for each Loan Party, with the formation documents included in the Organizational Documents being certified as of a date acceptable to the Administrative Agent by the appropriate government officials of the state of incorporation or organization of such Person, and all such Organizational Documents being accompanied by certificates that such copies are complete and correct, given by an authorized representative acceptable to the Administrative Agent;

(f)Governmental Certificates.  Certificates, dated as of a date acceptable to the Administrative Agent, of the appropriate government officials of the state of incorporation or organization of each Loan Party as to the existence and good standing of such Person; provided, any such certificate(s) due from the Texas Comptroller of Public Accounts may be satisfied with a printout of an electronic search of such office’s records which shows that the applicable Person’s status with respect to its right to transact business in Texas is “active;”

(g)Notes.  The Notes executed by the Borrower in favor of each Lender requesting a Note;

(h)Guaranty.  If any Material Subsidiary exists as of the Closing Date, a Guaranty executed by such Subsidiary Guarantor;

(i)Security Documents.  The Security Documents executed by the applicable Loan Parties, together with such agreements or instruments of transfer as the Administrative Agent may reasonably request to perfect its Lien on any Collateral to the extent required under such Security Documents;

(j)Financing Statements.  UCC financing statements reflecting the applicable Loan Parties, as debtors, and the Administrative Agent, as secured party, which are required to grant a Lien to secure the Obligations and covering such Collateral as the Administrative Agent may request;

(k)Insurance Matters.  Other than with respect to any self-insured coverage, copies of insurance certificates describing all insurance policies required by Section 5.6.

(l)Lien Searches.  The results of UCC Lien searches showing all financing statements and other documents or instruments on file against each Loan Party in the appropriate filing offices,

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such searches to be as of a date acceptable to the Administrative Agent and reflecting no Liens against any of the intended Collateral other than Permitted Liens or any other Liens being released concurrently with the initial Credit Extension;

(m)[Reserved];

(n)[Reserved];

(o)Financial Information.  Financial statements for the fiscal quarter ending June 30, 2023 for the Borrower and its Subsidiaries, in form reasonably satisfactory to the Administrative Agent;

(p)Field Audit.  A completed pre-funding field audit of all Notes Receivable performed by a third party acceptable to the Administrative Agent;

(q)Borrowing Base Report.  A duly completed Borrowing Base Report;

(r)Fees and Expenses.  (i) All fees set forth in any Fee Letter, and (ii) all fees, costs and expenses (including legal fees and expenses) referred to in Section 10.3, to the extent that statements for such fees, costs and expenses shall have been delivered to the Borrower at least one Business Day prior to the Closing Date, shall have been paid in full by the Borrower;

(s)Termination of Existing Credit Agreement.  Evidence that all existing Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness permitted under Section 6.1) has been or concurrently with the Closing Date is being paid in full, all documents and agreements evidencing or executed in connection with such Indebtedness have been or concurrently with the Closing Date are being terminated, and (if applicable) all guarantees and Liens thereunder have been or concurrently with the Closing Date are being released;

(t)[Reserved];

(u)[Reserved];

(v)[Reserved];

(w)KYC Information.  To the extent requested at least ten days prior to the Closing Date, at least five days prior to the Closing Date, such documentation and other information reasonably requested by any Lender in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act;

(x)Beneficial Ownership Certification. To the extent requested at least ten days prior to the Closing Date, at least five days prior to the Closing Date, to the extent that the Borrower or any other Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower or such other Loan Party requested by any Lender;

(y)Background Checks.  Background checks regarding certain of the Borrower’s management personnel, as deemed reasonably necessary or appropriate by the Administrative Agent; and

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(z)Due Diligence.  The Administrative Agent and its legal counsel shall have completed a due diligence investigation of the Borrower, its Subsidiaries, the other Loan Parties, and their respective Affiliates, including the ownership and capital structure thereof, in scope, and with results, reasonably satisfactory to the Administrative Agent and its legal counsel.

For purposes of determining satisfaction of the conditions specified in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender o prior to the proposed Closing Date specifying its objection thereto.  The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding.

Section 4.2Conditions to All Credit Extensions.  The obligation of each Lender to make a Credit Extension (including its initial Credit Extension and any Credit Extension under an Incremental Commitment) is additionally subject to the satisfaction of the following conditions:

(a)Request for Credit Extension.  The Administrative Agent shall have received a Borrowing Request in accordance with the requirements of this Agreement;

(b)Representations and Warranties.  All of the representations and warranties contained in Article 3 and in the other Loan Documents shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date of such Credit Extension (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date);

(c)No Default.  No Default shall have occurred and be continuing, or would result from such Credit Extension or from the application of proceeds thereof;

(d)No Material Adverse Effect.  Since the date of the latest financial statement delivered to the Administrative Agent pursuant to this Agreement, no event or circumstance shall exist or shall have occurred that has had or could reasonably be expected to have a Material Adverse Effect; and

(e)Revolving Availability.  With respect to any request for a Credit Extension under the Revolving Facility, upon giving effect to the Credit Extension so requested, the aggregate total Revolving Credit Exposure of all of the Lenders shall not exceed the lesser of (A) the Aggregate Revolving Commitments in effect as of the date of such Credit Extension and (B) the Borrowing Base in effect as of the date of such Credit Extension.

Each Borrowing Request by the Borrower delivered hereunder and each Credit Extension shall be deemed to constitute a representation and warranty by the Borrower on and as of the date of the applicable Credit Extension that the matters and conditions specified in this Section 4.2 have been satisfied on and as of the date of such Borrowing Request.

ARTICLE 5

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated, all Obligations shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

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Section 5.1Financial Statements and Related Reporting Requirements.  The Borrower will furnish to the Administrative Agent (for distribution to each Lender):

(a)Annual Financial Statements.  Within 120 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2023, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income or operations, shareholders’ or members’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, audited and accompanied by a report and opinion of independent public accountants licensed to conduct GAAP-compliant audits, which report and opinion shall be prepared in accordance with generally accepted auditing standards (and shall not be subject to any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of such audit) to the effect that such consolidated and consolidating financial statements present fairly in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied;

(b)Quarterly Financial Statements.  Within 45 days after the end of each fiscal quarter of the Borrower, other than the last fiscal quarter of each fiscal year, beginning with the fiscal quarter ending June 30, 2023, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations, shareholders’ or members’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, certified by a Financial Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject only to normal year-end audit adjustments and the absence of notes; and

(c)Annual Forecasts.  Within 45 days of the beginning of each fiscal year of the Borrower, forecasts for such fiscal year prepared by management of the Borrower and a summary of material assumptions used to prepare such forecasts, in form reasonably satisfactory to the Administrative Agent, including projected consolidated and combined balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries on a quarterly basis for such fiscal year.

Section 5.2Certificates; Reporting Requirements and Other Information.  The Borrower will deliver, or will cause to be delivered, to the Administrative Agent (for distribution to each Lender):

(a)Compliance Certificate.  Concurrently with the delivery of the financial statements referred to in Section 5.1(a) and Section 5.1(b), a duly executed and completed Compliance Certificate;

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(b)Tax Returns.  Within 30 days after the filing, and in any event by October 30 of each year, copies of all federal income tax returns of the Borrower and each other Loan Party, or copies of any extensions of the filing date with respect thereto;

(c)Borrowing Base Report.  As soon as available, and in any event within 30 days after the last day of each calendar month, a Borrowing Base Report, together with:

(i)a loan portfolio summary, including a listing of each Eligible Note Receivable, the outstanding balances thereof, and whether any such Eligible Note Receivable is in default;

(ii)a Note Receivable aging, classifying the Notes Receivable of Borrower and its Subsidiaries in categories of 0-30, 31-60, 61-90 and over 90 days from date of invoice, in such form and detail as Administrative Agent shall reasonably require; and

(iii)such other information, in such form and detail as the Administrative Agent shall reasonably require;

(d)Management Letters.  Promptly following request therefor by the Administrative Agent, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request;

(e)Other Creditors.  Promptly after the furnishing thereof, copies of any material notice received by the Borrower or any Subsidiary, or any financial statement or report furnished generally by the Borrower or any Subsidiary to holders of debt securities of the Borrower or any Subsidiary acting in such capacity pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished pursuant hereto;

(f)Updated Schedules. After the occurrence and during the continuance of any Default, promptly upon each request by the Administrative Agent, updates to such schedules to this Agreement and to such other Loan Documents as may be requested by the Administrative Agent, upon which delivery the Borrower shall be deemed to have made all applicable representations and warranties contained in the applicable Loan Documents with respect thereto; and

(g)General Information.  Promptly following any request therefor, (i) such other information regarding the operations, business, properties, liabilities (actual or contingent), or financial condition of the Borrower, any Subsidiary, or any other Loan Party, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request, and (ii) such information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering rules and regulations.

Documents required to be delivered pursuant to Sections 5.1 and 5.2 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR) (if applicable); or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial,

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third-party website or whether sponsored by the Administrative Agent); provided that:  (A) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender (as applicable) upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrower shall notify the Administrative Agent (by electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such document to it and maintaining its copies of such documents.

Section 5.3Notices.  As soon as possible, and in any event within five days after obtaining knowledge thereof (or with respect to clauses (e) and (g) below, within five days after the Borrower discloses such information in any Form 10-K or Form 10-Q filed with the SEC), the Borrower will promptly notify the Administrative Agent of:

(a)Notice of Default.  the occurrence of any Default, including a written notice setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

(b)Notice of Litigation.  the filing or commencement of any action, suit, investigation or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof, including pursuant to any applicable Environmental Laws, that could reasonably be expected to be adversely determined, and, if so determined, could reasonably be expected to have a Material Adverse Effect;

(c)ERISA Events.  the occurrence of any ERISA Event that, either individually or together with any other ERISA Events, could reasonably be expected to have a Material Adverse Effect;

(d)Environmental Notices.  notice of any action arising under any Environmental Law or of any noncompliance by the Borrower, any Subsidiary, or any other Loan Party with any Environmental Law or any permit, approval, license or other authorization required thereunder that, could reasonably be expected to be adversely determined, and, if so determined, could reasonably be expected to have a Material Adverse Effect;

(e)Accounting Matters. any material change in accounting or financial reporting practices by the Borrower or any Subsidiary;

(f)Notice of Material Adverse Effect.  any matter since the date the last set of financial statements was delivered by the Borrower pursuant to Section 5.1 (a) or (b) to the Administrative Agent that has had or could reasonably be expected to have a Material Adverse Effect, including the details of such matter and the action that the Borrower has taken and proposes to take with respect thereto; and

(g)Beneficial Ownership Certification.  any change in the information provided in the Beneficial Ownership Certification delivered to any Lender in relation to the Borrower that would result in a change to the list of beneficial owners identified in such certification.

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Section 5.4Maintenance and Preservation of Existence, Etc.  The Borrower will, and will cause each of its Subsidiaries to, (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, except in a transaction permitted by Section 5.3 or 6.4; (b) take all reasonable action to maintain all rights, licenses, permits, privileges and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation or non-renewal of which could reasonably be expected to have a Material Adverse Effect.

Section 5.5Maintenance of Properties.  The Borrower will, and will cause each of its Subsidiaries to, (a) maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition (ordinary wear and tear excepted) and (b) make all necessary repairs thereto and renewals and replacements thereof, except in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.6Maintenance of Insurance.  The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies, general liability insurance of the type, and insuring its business against such losses and in such amounts as the Borrower determines is appropriate in its reasonable business judgment.

Section 5.7Payment of Taxes.  The Borrower will, and will cause each of its Subsidiaries and each other Loan Party to, pay, discharge or otherwise satisfy as the same shall become due and payable, all of its Tax liabilities, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Person or to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.8Compliance with Laws.  The Borrower will, and will cause each of its Subsidiaries to, comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.9Environmental Matters.  Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, the Borrower will, and will cause each of its Subsidiaries to, (a) comply with all Environmental Laws, (b) obtain, maintain in full force and effect and comply with any permits, licenses or approvals required by Environmental Laws for the facilities or operations of the Borrower or any of its Subsidiaries, and (c) to the extent required by Environmental Laws, conduct and complete any investigation, study, sampling or testing, and undertake any corrective, cleanup, removal, response, remedial or other action necessary to identify, report, remove and clean up all Hazardous Materials present or released at, on, in, under or from any of the facilities or real properties of the Borrower or any of its Subsidiaries.

Section 5.10Keeping Books and Records.  The Borrower will, and will cause each of its

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Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be.

Section 5.11Inspection Rights.  The Borrower will, and will cause each of its Subsidiaries to, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to conduct Collateral and field audits, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Borrower and following notice made reasonably in advance, at such reasonable times during normal business hours and as often as may be reasonably requested; provided that, other than with respect to such visits and inspections during the continuation of an Event of Default, (i) only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 5.11, and (ii) the Administrative Agent shall not exercise such rights more often than two times during any calendar year; provided, further, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing under this Section at the expense of the Borrower and at any time during normal business hours and without advance notice, and without being subject to the restrictions set forth in clauses (i) and (ii) above.

Section 5.12Use of Proceeds.  The Borrower will, and will cause each of its Subsidiaries to, use the proceeds of the Revolving Loans (i) to refinance existing Indebtedness, (ii) to finance future origination or acquisition of Note Receivables by the Loan Parties, and (iii) from time to time for working capital in the ordinary course of business and for other general corporate purposes of the Borrower and its Subsidiaries not in contravention of any Law or of any Loan Document.

Section 5.13Sanctions; Anti-Corruption Laws.  Except where failing to do so could not result in a Material Adverse Effect, the Borrower, its Subsidiaries, and their respective directors, officers, employees, and agents will not violate applicable Sanctions and will comply with the FCPA and any other applicable anti-corruption laws.

Section 5.14Depository Relationship; Collections Account.  Subject to Section 5.18, the Borrower shall, and shall cause each of its Subsidiaries to, maintain the Administrative Agent as its principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts related thereto.

Section 5.15Commodity Exchange Act Keepwell Provisions.  The Borrower hereby guarantees the payment and performance of all Obligations of each Loan Party (other than the Borrower) and absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Loan Party (other than the Borrower) in order for such Loan Party to honor its obligations under the Guaranty or any other Loan Document to which it is a party, including Swap Obligations (provided, however, that the Borrower shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Agreement or any other Loan Document, as it relates to such other Loan Parties, voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of the Borrower under this Section shall remain in full force and effect until the Obligations are paid in full to the Lenders, the

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Administrative Agent and all other Secured Parties, and all of the Commitments are terminated.  The Borrower intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 5.16Further Assurances.  The Borrower will, and will cause each of its Subsidiaries and each other Loan Party to, execute and deliver such further agreements and instruments and take such further action as may be reasonably requested by the Administrative Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of the Administrative Agent in the Collateral.

Section 5.17Required Note Receivable Documents.  Notwithstanding any provision in the Loan Documents to the contrary, the Borrower will, and will cause each other Loan Party to, deliver, or cause to be delivered, each of the following:

(a)with respect to each Eligible Note Receivable that is included in the Borrowing Base on the Closing Date, within seven (7) Business Days after the Closing Date (or such later date as the Administrative Agent may agree in its sole discretion), each of the original Required Note Receivable Documents for each such Eligible Note Receivable; and

(b)with respect to each Eligible Note Receivable that is added to the Borrowing Base after the Closing Date, within five (5) Business Days after the date on which the first Borrowing Base Report that includes such Eligible Note Receivable is delivered to the Administrative Agent pursuant to Section 5.2(c), each of the original Required Note Receivable Documents for such Eligible Note Receivable.

For the avoidance of doubt, to the extent the Borrower fails to deliver or cause to be delivered any of the documents required pursuant to clauses (a) or (b) above for any Eligible Note Receivable, such Eligible Note Receivable shall, unless otherwise agreed to by the Administrative Agent in its sole discretion, automatically and immediately cease to be an Eligible Note Receivable, the Borrowing Base shall be recalculated, and the Borrower shall make the prepayment of Revolving Loans, if any, required by Section 2.8(b) as a result of such calculation.

Section 5.18Post-Closing Matters. The Borrower will, or will cause each of the other Loan Parties to, as applicable, satisfy the requirements set forth on Schedule 5.18 on or before the respective date specified for each such requirement (or such later date as is agreed to by the Administrative Agent in its sole and absolute discretion).

ARTICLE 6

NEGATIVE COVENANTS

Until the Commitments have expired or been terminated and all Obligations shall have been paid in full, the Borrower covenants and agrees with the Administrative Agent and the Lenders that:

Section 6.1Indebtedness.  The Borrower will not, and will not permit any Subsidiary to create, incur, assume or permit to exist any Indebtedness or issue any Equity Interests constituting a Disqualified Equity Interest, except:

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(a)the Obligations under the Loan Documents;

(b)Indebtedness outstanding on the Closing Date and listed on Schedule 7.1(b) (to the extent not already permitted hereunder) and any refinancings, refundings, renewals or extensions thereof; provided that (i) the principal amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the direct or contingent obligor with respect thereto is not changed;

(c)Guarantees of the Borrower or any Subsidiary in respect of Indebtedness of the Borrower or any Subsidiary otherwise permitted hereunder, provided that the primary obligation being guaranteed is not prohibited by this Agreement;

(d)(i) Bank Product Obligations, other than Hedge Agreements, and (ii) obligations (contingent or otherwise) of any Borrower or any Subsidiary existing or arising under any Hedge Agreement, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of mitigating risks associated with liabilities, commitments, investments, assets or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for speculative purposes;

(e)Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 6.2(l); provided that the aggregate amount of all such Indebtedness at any time outstanding shall not exceed $5,000,000.

(f)Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business and deposits or letters of credit issued to secure any such indebtedness;

(g)Indebtedness (i) resulting from a bank or other financial institution honoring a check, draft or similar instrument in the ordinary course of business or (ii) arising under or in connection with cash management services in the ordinary course of business;

(h)Indebtedness of the Borrower or any Subsidiary owing to the Borrower or any Subsidiary, in each case to the extent any Indebtedness owed by a Loan Party to a non-Loan Party is permitted by Section 6.6;

(i)Indebtedness of any Person that becomes a Subsidiary or is merged or consolidated with the Borrower or any Subsidiary, so long as such Indebtedness is not incurred in contemplation of such transaction and such Indebtedness is only the obligation of the Subsidiary acquired or that acquires such assets, and any refinancing thereof; and

(j)other Indebtedness; provided that (A) with respect to any Indebtedness that may be secured by any Property that constitutes Collateral, all such Indebtedness shall be subject to either a Subordination Agreement or an intercreditor agreement, in form and substance satisfactory to the Administrative Agent, and (B) the aggregate principal amount of all such Indebtedness outstanding under this Section 6.1(j) shall not at any time exceed $15,000,000; and any refinancings, refundings, renewals or extensions thereof to the extent that the principal amount of

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such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing.

Section 6.2Limitation on Liens.  The Borrower will not, nor will it permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its Property that constitutes Collateral, whether now owned or hereafter acquired, other than the following:

(a)Liens existing on the date hereof and listed on Schedule 7.2, and any renewals or extensions thereof, provided that (i) the scope of the property covered thereby has not been expanded, and (ii) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 6.1(b);

(b)Liens for Taxes not yet due or that are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, or the nonpayment of which could not reasonably be expected to have a Material Adverse Effect;

(c)Liens imposed by statutory or common law, including carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)pledges or deposits in the ordinary course of business in connection with (i) workers’ compensation, payroll taxes, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA, or (ii) public utility services provided to the Borrower or a Subsidiary;

(e)pledges or deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and obligations in respect of letters of credit and similar instruments posted to support the same;

(f)easements, rights-of-way, restrictions and other similar encumbrances affecting real property owned or leased by the Borrower or its Subsidiary that do not in any case materially interfere with the ordinary conduct of the business of the applicable Person with respect to such real property, and any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property owned or leased by the Borrower or its Subsidiary that does not materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries;

(g)Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.1(j) and any pledge or deposit securing any settlement of litigation;

(h)Liens securing Indebtedness permitted under Section 6.1(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, except for accessions and additions to other property, replacements thereof and customary security deposits with respect thereto and the proceeds and products thereof (provided that individual equipment financings provided by one lender can be cross collateralized to other

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such financings by such lender or its affiliates) and (ii) the Indebtedness secured thereby does not exceed the cost of the property being acquired on the date of acquisition;

(i)Liens (i) of a collecting bank arising under Section 4-210 (or equivalent Section) of the Uniform Commercial Code as in effect in the applicable jurisdiction on items in the course of collection, and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of setoff) that are customary in the banking industry;

(j)any interest or title of a lessor, sublessor, licensor or sublicensor under leases or licenses permitted by this Agreement existing as of the date hereof or that are entered into in the ordinary course of business of the Borrower or its Subsidiaries;

(k)leases, licenses, subleases or sublicenses existing as of the date hereof or granted to others in the ordinary course of business of the Borrower of its Subsidiaries that do not (i) interfere in any material respect with the ordinary conduct of the business of the Borrower or its Subsidiaries, or (ii) secure any Indebtedness;

(l)Liens securing Indebtedness permitted under Section 6.1(j); provided that such Liens do not at any time encumber any property constituting Collateral unless such Liens are subordinated to the Liens in favor of the Administrative Agent pursuant to a Subordination Agreement or an intercreditor agreement, in form and substance satisfactory to the Administrative Agent;

(m)Liens in favor of the Administrative Agent for the benefit of the Secured Parties; and

(n)Liens arising from precautionary Uniform Commercial Code financing statements or similar filings that are not made in connection with Indebtedness for borrowing money.

Section 6.3Fundamental Changes; Mergers, Etc.  The Borrower will not, nor will it permit any Subsidiary to, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Event of Default exists or would result therefrom:

(a)any Subsidiary may merge or consolidate with, or dissolve or liquidate into (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Subsidiary is merging with a Subsidiary Guarantor, such Subsidiary Guarantor shall be the continuing or surviving Person;

(b)any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to a Subsidiary Guarantor;

(c)the Borrower and its Subsidiaries may make Dispositions permitted by Section 6.4;

(d)any Investment permitted by Section 6.6 may be structured as a merger, consolidation or amalgamation; and

(e)any Subsidiary may dissolve, liquidate or wind up its affairs if (i) it owns no material assets, engages in no business and otherwise has no activities other than activities related

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to the maintenance of its existence and good standing, or (ii) a Loan Party receives the assets of such Subsidiary.

Section 6.4Dispositions.  The Borrower will not, and will not permit any Subsidiary Guarantor to, make any Disposition of any asset that constitutes Collateral, except:

(a)Dispositions of Collateral by any Loan Party to any other Loan Party;

(b)Dispositions permitted by Section 6.3;

(c)To the extent constituting a Disposition, Restricted Payments permitted by Section 6.5 and Investments permitted by Section 6.6; and

(d)Dispositions of Notes Receivable or any Note Receivable Property (in the event that any Loan Party becomes the owner thereof) and any other Collateral specifically related to such Notes Receivable and/or Note Receivable property to be Disposed hereby, in the ordinary course of business, so long as (i) both immediately prior to such Disposition and after giving pro forma effect thereto, (A) no Event of Default shall have occurred and be continuing, and (B) the Borrower is in compliance with the Financial Covenants and (ii) with respect to any Disposition of an Eligible Note Receivable, concurrently with the consummation of such Disposition, (A) the Borrowing Base shall automatically be reduced by the Borrowing Base Value of such Eligible Note Receivable and (B) the Borrower shall make any prepayment required pursuant to Section 2.8(b).

Section 6.5Restricted Payments.  The Borrower will not, nor will it permit any Subsidiary to, declare or make, any Restricted Payment, except that:

(a)each Subsidiary may make Restricted Payments to the Borrower or ratably to any Person that owns Equity Interests in such Subsidiary;

(b)the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in common Equity Interests of such Person;

(c)[Reserved];

(d)the Borrower may (i) declare or pay cash dividends to the holders of its Equity Interests and (ii) purchase, redeem or otherwise acquire its Equity Interests for cash, in each case, so long as, both immediately prior to such Restricted Payment and upon giving pro forma effect thereto, (A) no Default exists, and (B) the Borrower is in compliance with the Financial Covenants for the most recently ended Test Period (calculated on a pro forma basis after giving effect to such Restricted Payment).

Section 6.6Investments.  The Borrower will not, and will not permit any Subsidiary to make any Investments, except:

(a)Investments held by the Borrower or any Subsidiary in the form of Cash Equivalents;

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(b)(i) Investments in Subsidiaries in existence on the Closing Date and (ii) other Investments in existence on the Closing Date and identified on Schedule 7.6, and any refinancing, refunding, renewal or extension of any such Investment that does not increase the principal amount thereof;

(c)Investments of the Borrower in any Subsidiary Guarantor or by any Loan Party in any other Loan Party or in any other Person that becomes a Loan Party in connection with such Investment or acquisition;

(d)Investments in any Subsidiary that is not a Subsidiary Guarantor so long as, both immediately prior to such Investment and upon giving pro forma effect thereto, (A) no Default exists, and (B) the Borrower is in compliance with the Financial Covenants for the most recently ended Test Period (calculated on a pro forma basis after giving effect to such Investment);

(e)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(f)Investments consisting of the endorsement by the Borrower or any Subsidiary of negotiable instruments payable to such Person for deposit or collection in the ordinary course of business;

(g)to the extent constituting an Investment, transactions otherwise permitted by Sections 7.1, 7.3 and 7.5;

(h)Investments consisting of the making of Consumer Loans, floor plan financing loans, Investments in manufactured housing communities, Investments in real property assets and other loans, advances and other Investments made in the ordinary course of business;

(i)Investment constituting, pursuant to or in connection with repurchase obligations under repurchase agreements entered into in the ordinary course of business; and

(j)other Investments not to exceed $10,000,000 at any time outstanding.

Section 6.7Transactions with Affiliates.  The Borrower will not, and will not permit any Subsidiary to, enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to:

(a)transactions among Loan Parties and/or their Subsidiaries to the extent permitted under the Loan Documents;

(b)Indebtedness and/or Guarantees permitted under Section 6.1 and payments with respect thereto;

(c)Restricted Payments permitted by Section 6.5;

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(d)Investment permitted by Section 6.6;

(e)Reasonable and customary fees, indemnities and expenses paid or provided to members of the board of directors of the Borrower, officers, employees, consultants and/or independent contractors int eh ordinary course of business and the payment of reasonable costs and expenses and customary indemnities provided to shareholders under any shareholder agreement; and

(f)other transactions that are on fair and reasonable terms substantially as favorable to such Borrower or such Subsidiary as would be obtainable by such Borrower or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate or are otherwise reasonably determined in good faith by the board of directors of the Borrower or its senior management to be fair to the Borrower and its Subsidiaries.

Section 6.8Burdensome Agreements; Certain Restrictive Agreements.  The Borrower will not, and will not permit any Subsidiary to, enter into any agreement or other Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability of (i) any Subsidiary to make Restricted Payments to the Borrower or to otherwise transfer property to the Borrower, (ii) any Subsidiary to Guarantee the Obligations, or (iii) the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations; provided that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 6.1(e) solely to the extent that any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

Section 6.9Accounting Changes.  The Borrower will not, and will not permit any Subsidiary to, (a) change its fiscal year, (b) make any material change (i) in accounting treatment or reporting practices, except as required by GAAP or as otherwise disclosed to the Administrative Agent and the Lenders, or (ii) in its classification for US federal income Tax purposes, except as disclosed to the Administrative Agent and the Lenders, or (c) permit the last day of its fiscal year to end on a day other than December 31 or change its method of determining its fiscal quarters.

Section 6.10Changes in Nature of Business.  The Borrower will not, and will not permit any Subsidiary to, engage to any material extent in any business other than those businesses conducted by the Borrower and its Subsidiaries on the Closing Date or any business reasonably related or incidental thereto or representing a reasonable expansion thereof.

Section 6.11Restriction on Use of Proceeds.  The Borrower will not use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose.

Section 6.12Amendments of Certain Documents.  The Borrower shall not, and shall not permit any Subsidiary to, amend or restate any of their respective Organizational Documents in any manner that would be materially adverse to the Borrower, any Subsidiary, or any Secured Party.

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Section 6.13Sanctions; Anti-Corruption Use of Proceeds.  The Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law, (b) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (c) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as the Administrative Agent, Arranger, Lender, underwriter, advisor, investor, or otherwise).

Section 6.14Subsidiaries.  The Borrower shall not, directly or indirectly, form or acquire any Subsidiary unless within 10 days after the date on which such Person becomes a Material Subsidiary (or such longer period as the Administrative Agent may agree in its sole discretion), (a) the Borrower shall execute and deliver, or cause such other Person to execute and deliver, to the Administrative Agent all Security Documents, stock certificates, stock powers and other agreements and instruments as may be requested by the Administrative Agent to ensure that the Administrative Agent has a perfected Lien on 100% of the Equity Interests in such Material Subsidiary; and (b) the Borrower shall, or shall cause each such Material Subsidiary to, (i) become a Subsidiary Guarantor by executing and delivering to the Administrative Agent a Guaranty, (ii) execute and deliver all Security Documents reasonably requested by the Administrative Agent, pledging to the Administrative Agent for the benefit of the Secured Parties all of its Property constituting Collateral, and take all actions reasonably requested by the Administrative Agent to grant to the Administrative Agent for the benefit of Secured Parties a perfected first priority security interest in such Property, including the filing of UCC financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent, and (iii) deliver to the Administrative Agent such other documents and instruments as the Administrative Agent may reasonably require.

ARTICLE 7

FINANCIAL COVENANTS

Until the Commitments have expired or been terminated and all Obligations have been paid in full, the Borrower covenants and agrees with the Lenders that:

Section 7.1Fixed Charge Coverage Ratio.  The Borrower shall not permit the Fixed Charge Coverage Ratio, as of the end of each fiscal quarter of the Borrower for the twelve-month period then ended to be less than 1.75 to 1.00, as tested at the end of each Test Period, commencing with the fiscal quarter ending September 30, 2023.

Section 7.2Total Debt to Tangible Net Worth Ratio.  The Borrower shall not permit the Total Debt to Tangible Net Worth Ratio, as of the end of each fiscal quarter of the Borrower for the for the twelve-month period then ended to be greater than 1.00 to 1.00, as tested at the end of each Test Period, commencing with the fiscal quarter ending September 30, 2023

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ARTICLE 8

DEFAULT

Section 8.1Events of Default.  Each of the following shall be deemed an “Event of Default”:

(a)the Borrower shall fail to pay (i) any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, or (ii) any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a)(i)) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) or more days;

(b)the Borrower shall breach any provision of Sections 5.1, 5.2, 5.3(a), 5.11, 5.12, 5.13, 5.14 or 5.17, or Article 6 or Article 7 of this Agreement;

(c)any representation or warranty made or deemed made by or on behalf of the Borrower, any of its Subsidiaries, or any other Loan Party in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or any waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty under this Agreement or any other Loan Document already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made;

(d)the Borrower, any of its Subsidiaries, or any other Loan Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Loan Document (other than as covered by other clauses of this Section 8.1), and such failure continues for more than 30 days following the date the Borrower or any other Loan Party has knowledge of such failure;

(e)unless such default or other event has been waived by the holders of such Indebtedness, (A) the Borrower, any of its Subsidiaries, or any other Loan Party shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness having an aggregate principal amount in excess of the Threshold Amount, in each case beyond the applicable grace period with respect thereto, if any; or (B) the Borrower, any of its Subsidiaries, or any other Loan Party shall fail to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, in each case following the passing of any applicable cure period and the provision of any required notice with respect to such default or other event; provided that this clause (e)(ii)(B) shall not apply to (1) secured Indebtedness that becomes due as a result of a voluntary Disposition of the property or assets securing such Indebtedness, as a result of a casualty or condemnation event or any change in control or pursuant to any excess cash flow provision or other customary provision in such Indebtedness giving rise to such prepayment or offer, in the absence of any default under

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the documents providing for such Indebtedness and so long as such Indebtedness is repaid when required under the documents providing for such Indebtedness, (2) termination events or similar events occurring under any Swap Contract other than for failure to make any prepayment required thereunder, (3) secured Indebtedness that becomes due as a result of the Disposition of the assets securing such Indebtedness (to the extent such Disposition is not prohibited by this Agreement), or (4) Indebtedness that is convertible into equity of the Borrower and converts to Equity Interests in accordance with its terms;

(f)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, any of its Subsidiaries, or any other Loan Party, or any of their debts, or of a substantial part of any of their assets, under any Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any of its Subsidiaries, or any other Loan Party or for a substantial part of any of their assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(g)the Borrower, any of its Subsidiaries, or any other Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 8.1(f), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any of its Subsidiaries, or any other Loan Party, or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(h)the Borrower or any other Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(i)there is entered against the Borrower, any of its Subsidiaries, or any other Loan Party (i) a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not paid when due or covered by self-insurance or independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage), or (ii) a non-monetary final judgment or order that, either individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order and there is a period of 60 consecutive days during which enforcement of such judgment has not been stayed, by reason of a pending appeal or otherwise, or (B) there is a period of 60 consecutive days during which such judgment or order otherwise remains undischarged, unvacated or unbonded;

(j)an ERISA Event occurs that, either individually or together with any other ERISA Event, could reasonably be expected to have a Material Adverse Effect;

(k)a Change of Control shall occur;

(l)any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect; or the Borrower or any other Loan Party contests in writing the validity or enforceability of any provision of any Loan

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Document; or the Borrower, any of its Subsidiaries, or any other Loan Party denies in writing that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind any Loan Document; or

(m)any Security Document shall cease to create valid perfected first priority Liens (subject to Permitted Liens) on the Collateral purported to be covered thereby.

Section 8.2Remedies Upon Default.  If any Event of Default shall occur and be continuing, then the Administrative Agent may, and at the request of the Required Lenders shall, without notice to the Borrower or any other Loan Party, take any or all of the following actions, at the same or different times:  (a) terminate the Commitments, and thereupon the Commitments shall terminate immediately, or (b) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided, however, upon the occurrence of an Event of Default under Section 8.1(f) or Section 8.1(g), the Commitments shall automatically terminate, and the Loans and all other Obligations under the Loan Documents shall automatically become immediately due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.  In addition to the foregoing, if any Event of Default shall occur and be continuing, the Administrative Agent may, and at the request of the Required Lenders shall, exercise on behalf of itself, the Lenders all rights and remedies available to it, the Lenders under the Loan Documents and Applicable Law, including imposition of the Default Rate.

Section 8.3Application of Funds and Payments.  Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Borrower or the Required Lenders, all payments received on account of the Obligations shall, subject to Sections 2.22 and 2.23, shall be applied by the Administrative Agent as follows:

(a)First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent) payable to the Administrative Agent in its capacity as such;

(b)Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and other disbursements and other charges of counsel to the respective Lenders) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (b) payable to them;

(c)Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (c) payable to them;

(d)Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and constituting unpaid Bank Product Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause (d) payable to them;

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(e)Fifth, to the payment in full of all other Obligations ratably among the Administrative Agent and the Lenders based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and

(f)Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Notwithstanding the foregoing, Bank Product Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with supporting documentation as the Administrative Agent may request from the applicable Bank Product Provider, provided that no such notice shall be required for any Bank Product Agreement for which the Administrative Agent or any Affiliate of the Administrative Agent is the applicable Bank Product Provider.  Each Bank Product Provider that is not a party to this Agreement that has given notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article 10 hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE 9

AGENCY

Section 9.1Appointment and Authority.

(a)Each of the Lenders hereby irrevocably appoints Prosperity Bank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  Except as otherwise provided in Section 10.6(b), the provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including for itself and its Affiliates in their capacities as potential Bank Product Providers) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 10.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent) shall be entitled to the benefits of all provisions of this Article 10 and Article 11 (including Section 10.3, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

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Section 9.2Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its branches and Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.3Exculpatory Provisions.

(a)The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or upon the advice or opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its branches or Affiliates in any capacity.

(b)The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.2 and 10.9), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment, WHICH LIMITATION OF LIABILITY SHALL APPLY REGARDLESS OF WHETHER THE LIABILITY ARISES FROM THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE ADMINISTRATIVE AGENT.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower or a Lender.

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(c)The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.4Reliance by the Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.5Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of any Facility as well as activities as the Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 9.6Resignation of the Administrative Agent.

(a)The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor the Administrative Agent be a Defaulting Lender.  Whether or not

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a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)If the Person serving as the Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person remove such Person as the Administrative Agent and, in consultation with the Borrower, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of Secured Parties under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity, fee or expense payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender, directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as the Administrative Agent.

Section 9.7Non-Reliance on Agents and Other Lenders.  Each Lender expressly acknowledges that none of the Agents nor the Arranger has made any representation or warranty to it, and that no act by any Agent or the Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or any warranty by any Agent or the Arranger to any Lender as to any matter, including whether any Agent or the Arranger have disclosed material information in their (or their Related Parties’) possession.  Each Lender represents to each Agent and the Arranger that it has, independently and without reliance upon the Administrative Agent, the Arranger, or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger, or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time

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deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower.  Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and certain other facilities set forth herein and (ii) it is engaged in making, acquiring or holding commercial loans, or providing other similar facilities in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing.  Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), or creditworthiness of the Borrower or the value of the Collateral or other Properties of the Borrower or any other Person which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Section 9.8No Other Duties.  Anything herein to the contrary notwithstanding, none of the Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

Section 9.9The Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations under the Loan Documents that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 10.3) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly

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to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.3.

Section 9.10Collateral and Guaranty Matters.

(a)The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion:

(i)to release any Lien on any Property granted to or held by the Administrative Agent under any Loan Document (x) upon termination of all Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Bank Product Agreements as to which arrangements satisfactory to the applicable Bank Product Provider shall have been made), (y) that is Disposed of or to be Disposed of as part of or in connection with any Disposition permitted under the Loan Documents, or (z) if approved, authorized or ratified in writing by the Required Lenders or all Lenders, as applicable, under Section 10.2;

(ii)to subordinate any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such Property that is permitted by Section 6.2; and

(iii)to release any Subsidiary Guarantor from its obligations under the Guaranty if such Person ceases to be a Material Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section.

(b)The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

(c)The Secured Parties hereby irrevocably authorize the Administrative Agent to enter into Subordination Agreements with respected to Subordinated Indebtedness (as such agreements may be from time to time be amended, supplemented or otherwise modified) and agree to be bound by the terms thereof.

Section 9.11Bank Product Agreements.  No Bank Product Provider who obtains the benefits of Section 8.3, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, wavier or modification of the provisions hereof or of the Guaranty or any Security Document) other than in its capacity as a Lender

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and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations unless the Administrative Agent has received written notice of such Bank Product Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Bank Product Provider.  The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations arising under Bank Product Agreements upon termination of all Commitments and payment in full of all Obligations under the Loan Documents (other than contingent indemnification obligations).

Section 9.12Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii)the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

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(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 9.13Erroneous Payments.

(a)If the Administrative Agent (x) notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 10.13 and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.  A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns) agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or

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other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.13(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 10.13(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 10.13(a) or on whether or not an Erroneous Payment has been made.

(c)Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d)The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower; provided that this Section 10.13 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), the Borrower for the purpose of a payment on the Obligations.

(e)To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

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(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine, Each party’s obligations, agreements and waivers under this Section 10.13 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE 10

MISCELLANEOUS

Section 10.1Notices.

(a)Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.1(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email as set forth on Schedule 11.1.  Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received.  Notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications, to the extent provided in paragraph (b) below shall be effective as provided in such paragraph (b).

(b)Electronic Communications.

(i)Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under Article 2 by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(ii)Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

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(c)Change of Address, etc.  Any party hereto may change its address, email address, or facsimile number for notices and other communications hereunder by notice to the other parties hereto, Schedule 11.1 shall be deemed to be amended by each such change, and the Administrative Agent is authorized, in its discretion, from time to time to reflect each such change in an amended Schedule 11.1 provided by the Administrative Agent to each party hereto.

(d)Platform.

(i)The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications available to the Lenders by posting the Communications on the Platform.

(ii)The Platform is provided “as is” and “as available.”  The Agent Parties do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Agent Parties have any liability to the Borrower, any Lender, or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of communications through the Platform.

(iii)Each of the Borrower and the other Loan Parties (by its, his or her execution of a Loan Document) hereby authorizes the Administrative Agent, each Lender and their respective counsel and agents to communicate and transfer documents and other information (including confidential information) concerning this transaction or the Borrower or any other Loan Party and the business affairs of the Borrower and such other Loan Parties via the Internet or other electronic communication without regard to the lack of security of such communications.

Section 10.2Waivers; Amendments.

(a)No Waiver; Remedies Cumulative; Enforcement.  No failure or delay by the Administrative Agent or any Lender in exercising any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege, or any abandonment or discontinuance of steps to enforce such a right remedy, power or privilege, preclude any other or further exercise thereof or the exercise of any other right remedy, power or privilege.  The rights, remedies, powers and privileges of the Administrative Agent and the Lenders hereunder and under the Loan Documents are cumulative and are not exclusive of any rights, remedies, powers or privileges that any such Person would otherwise have.

Notwithstanding anything to the contrary contained herein, or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at Law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.2 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the

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rights and remedies that inure to its benefit (solely in its capacity as the Administrative Agent) hereunder and under the other Loan Documents, (ii) any Lender from exercising setoff rights in accordance with Section 10.8 (subject to the terms of Section 2.15), or (iii) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as the Administrative Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise provided to the Administrative Agent pursuant to Section 8.2 and (B) in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to Section 2.15, any Lender may, with the consent of the Required Lenders, enforce any rights or remedies available to it and as authorized by the Required Lenders.

(b)Amendments, Etc.  Except as otherwise expressly set forth in this Agreement (including Section 2.11(e) and Section 2.24), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing executed by the Borrower and the Required Lenders, and acknowledged by the Administrative Agent, or by the Borrower and the Administrative Agent with the consent of the Required Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(i)extend or increase any Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Article 4 or the waiver of any Default shall not constitute an extension or increase of any Commitment of any Lender);

(ii)reduce the principal of, or rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly and adversely affected thereby (provided that only the consent of the Required Lenders shall be necessary (x) to amend the definition of “Default Rate” or to waive the obligation of the Borrower to pay interest at the Default Rate or (y) to amend any Financial Covenant (or any defined term directly or indirectly used therein), even if the effect of such amendment would be to reduce the rate of interest on any Loan or other Obligation or to reduce any fee payable hereunder);

(iii)postpone any date scheduled for any payment of principal of, or interest on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender directly and adversely affected thereby; provided that the foregoing shall not apply to any amendment or waiver with respect to any mandatory prepayment requirement;

(iv)change Section 2.14(b) or Section 2.15 in a manner that would alter the pro rata sharing of payments required thereby, or waive or amend Section 8.3 without the written consent of each Lender directly and adversely affected thereby;

(v)waive any condition set forth in Section 4.1 without the written consent of each Lender;

(vi)change any provision of this Section 10.2 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders

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required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(vii)release any material Guaranty or all or substantially all of the Collateral (in each case, except as provided herein) without the written consent of each Lender;

(viii)subordinate any of the Obligations owed to the Lenders in right of any payment to any other Indebtedness or otherwise adversely effect the priority of payment of any of such Obligations (in each case, except as provided herein); or

(ix)subordinate any of the Liens securing the Obligations owed to the Lenders (except as set forth in Section 10.10);

provided, further, that (A) no such amendment, waiver or consent shall amend, modify or otherwise affect the rights or duties hereunder or under any other Loan Document of the Administrative Agent, unless in writing executed by the Administrative Agent, and in each case, in addition to the Borrower and the Lenders required above, and (B) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

Notwithstanding anything herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.

In addition, notwithstanding anything in this Section to the contrary, if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders to the Administrative Agent within ten Business Days following receipt of notice thereof.

Section 10.3Expenses; Indemnity; Damage Waiver.

(a)Costs and Expenses.  The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of any Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all documented out-of-pocket expenses incurred by the Administrative Agent, any Lender (including the documented fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement

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and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)INDEMNIFICATION BY BORROWER.  THE BORROWER SHALL INDEMNIFY EACH INDEMNITEE AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES (INCLUDING THE OUT OF POCKET FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE), INCURRED BY ANY INDEMNITEE OR ASSERTED AGAINST ANY INDEMNITEE BY ANY PERSON (INCLUDING THE BORROWER) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (A) THE EXECUTION OR DELIVERY OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (B) ANY LOAN OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM, (C) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (D) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY THE BORROWER, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO.  WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNITEE SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE SOLE, CONTRIBUTORY, COMPARATIVE, CONCURRENT OR ORDINARY NEGLIGENCE OF SUCH PERSON (OR THE REPRESENTATIVES OF SUCH PERSON); PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.  This Section shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.  Any amount to be paid under this Section shall be a demand obligation owing by the Borrower and if not paid within 10 days of demand shall bear interest, to the extent not prohibited by and not in violation of Applicable Law, from the date of expenditure until paid at a rate per annum equal to the Default Rate.  The obligations of the Borrower under this Section shall survive the termination of the Loan Documents and payment of the Obligations hereunder.

(c)Reimbursement by Lenders.  To the extent that the Borrower for any reason fail to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s

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Applicable Percentage at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.  EACH LENDER ACKNOWLEDGES THAT SUCH PAYMENTS MAY BE IN RESPECT OF LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARISING OUT OF OR RESULTING FROM THE SOLE, CONTRIBUTORY, COMPARATIVE, CONCURRENT OR ORDINARY NEGLIGENCE OF THE PERSON (OR REPRESENTATIVES OF THE PERSON) TO WHOM SUCH PAYMENTS ARE TO BE MADE.  The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.14(e).

(d)Waiver of Consequential Damages, Etc.  To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Agent (and any sub-agent thereof), any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Protected Person”), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof.  No Protected Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)Payments.  All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.

(f)Survival.  Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the Obligations hereunder.

Section 10.4Successors and Assigns.

(a)Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any other attempted assignment or transfer by any party hereto shall be null and void), and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a

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portion of its applicable Commitment(s) and the applicable Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s applicable Commitment(s) and/or the applicable Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to or by related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the applicable Commitment(s) (which for this purpose includes Loans outstanding hereunder) or, if the applicable Commitment is not then in effect, the Outstanding Amount of the applicable Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 in respect of the applicable Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the applicable Loans or the applicable Commitment(s) assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii)Required Consents.  No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; provided, further, that the Borrower’s consent shall not be required during the primary syndication of the Facilities; and

(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund.

(iv)Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a

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processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)No Assignment to Certain Persons.  No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof.

(vi)No Assignment to Natural Persons.  No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person).

(vii)Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to such assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by such Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to:  (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Article 2 and Section 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Principal Office a copy of each

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Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the applicable Lenders, and the applicable Commitments of, and principal amounts (and stated interest) of the applicable Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, and the applicable Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment(s) and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Sections 11.3(b) or (c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 10.2 which requires the consent of all Lenders and affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 (subject to the requirements and limitations therein, including the requirements under Section 2.18(g) (it being understood that the documentation required under Section 2.18(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.21 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.17 or 2.18, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.21 with respect to any Participant.  To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.8 as though it were a Lender; provided further that such Participant agrees to be subject to Section 2.15 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish

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that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as the Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.5Survival.  All covenants, agreements, representations and warranties made by the Borrower herein and in any Loan Document or other documents delivered in connection herewith or therewith or pursuant hereto or thereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery hereof and thereof and the making of the Credit Extensions hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied and so long as the Commitments have not expired or been terminated.  The provisions of Sections 2.16, 2.17, 11.3, 11.15, and Article 10 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the payment in full of the Obligations, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

Section 10.6Counterparts; Integration; Effectiveness; Electronic Execution.

(a)Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)Electronic Execution of Loan Documents.  The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents (including any Assignment and Assumption) shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in

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Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.7Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provision of this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provision shall be deemed to be in effect only to the extent not so limited.

Section 10.8Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, and each of their respective branches and Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender or their respective branches or Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.23 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender and their respective branches and Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective branches and Affiliates may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.9Governing Law; Jurisdiction; Venue; Service of Process.

(a)Governing Law.  This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of Texas, without regard to conflicts of laws principals of the State of Texas, except to the extent the Laws of any jurisdiction where Collateral is located require application of such Laws with respect to such Collateral.

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(b)Jurisdiction.  The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto in any forum other than the courts of the State of Texas sitting in Dallas County, and of the United States District Court of the Northern District of Texas, Dallas Division, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such Texas state court or, to the fullest extent permitted by Applicable Law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall (i) affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction or (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes, including Uniform Commercial Code Sections 4-106, 4-A-105(1)(b), and 5-116(b), UCP 600 Article 3 and ISP98 Rule 2.02, and URDG 758 Article 3(a).

(c)Waiver of Venue.  The Borrower, the Administrative Agent and each Lender irrevocably and unconditionally waive, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.1.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

Section 10.10WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

CREDIT AGREEMENT – Page 97

Section 10.12Treatment of Certain Information; Confidentiality.  Each of the Administrative Agent and the Lenders agree to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as (or no less restrictive than) those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective counterparty (or its Related Parties) to any Hedge Agreement under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency or any similar organization in connection with the rating of the Borrower or its Subsidiaries or the Facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities, (h) with the consent of the Borrower, or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, or any of their respective branches or Affiliates on a nonconfidential basis from a source other than the Borrower that is not known to be subject to a confidentiality obligation to the Borrower or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section; or to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement.  In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors (including league table reporting), similar service providers to the lending industry and service providers to the Agents or any Lender in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

Section 10.13PATRIOT Act; Beneficial Ownership Regulation.  Each Lender subject to the PATRIOT Act and the Beneficial Ownership Regulation hereby notifies the Borrower that, pursuant to the requirements of the PATRIOT Act and the Beneficial Ownership Regulation, it may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the PATRIOT Act and the Beneficial Ownership Regulation.

Section 10.14Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or other Obligation owing under this Agreement, together with all fees, charges and other amounts that are treated as interest on such Loan or other Obligation under Applicable Law (collectively, “charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender or other Person holding such Loan or other Obligation in accordance with Applicable Law, the rate of interest payable in respect of such Loan or other Obligation hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate.  To the extent lawful, the interest and charges that would have been paid in respect of

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such Loan or other Obligation but were not paid as a result of the operation of this Section shall be cumulated and the interest and charges payable to such Lender or other Person in respect of other Loans or Obligations or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate for each day to the date of repayment, shall have been received by such Lender or other Person.  Any amount collected by such Lender or other Person that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Loan or other Obligation or refunded to the Borrower so that at no time shall the interest and charges paid or payable in respect of such Loan or other Obligation exceed the maximum amount collectible at the Maximum Rate.

Section 10.15Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.  The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.16No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that:  (a) no fiduciary, advisory or agency relationship between the Borrower and its Subsidiaries and any Arranger, the Administrative Agent or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether any Arranger, the Administrative Agent or any Lender has advised or is advising the Borrower or any Subsidiary on other matters, (b) the arranging and other services regarding this Agreement provided by any Arranger, the Administrative Agent and the Lenders are arm’s length commercial transactions between the Borrower and their Affiliates, on the one hand, and any Arranger, the Administrative Agent and the Lenders, on the other hand, (c) Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate, (d) Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents, (e) any Arranger, the Administrative Agent and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any of their Affiliates, or any other Person, (f) none of the Arranger, the Administrative Agent or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, and (g) the Arranger, the Administrative Agent and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Arranger, the Administrative Agent or the Lenders has any obligation to disclose any of such interests to any of the Borrower or their Affiliates.  To the fullest

CREDIT AGREEMENT – Page 99

extent permitted by Law, the Borrower hereby waives and releases any claims that it may have against any of any Arranger, the Administrative Agent or the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.17Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion powers of the applicable Resolution Authority.

Section 10.18Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of Texas and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might

CREDIT AGREEMENT – Page 100

otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.  Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)As used in this Section 10.18, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)

(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 10.19Performance by the Administrative Agent.  If the Borrower shall fail to perform any covenant or agreement contained in any of the Loan Documents, then the Administrative Agent may perform or attempt to perform such covenant or agreement on behalf of Borrower.  In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay to the Administrative Agent any reasonable and documented out of pocket amount expended by the Administrative Agent in connection with such performance or attempted performance, together with interest thereon at the Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full.  Notwithstanding the foregoing, it is expressly agreed that the Administrative Agent shall not have any liability or responsibility for the performance of any covenant, agreement, or other obligation of the Borrower under this Agreement or any other Loan Document.

Section 10.20No Duty.  All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Administrative Agent or any Lender shall have the right to act exclusively in the interest of the Administrative Agent or such Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower, the Borrower’s equity holders, Affiliates, officers, employees, attorneys, or agents, or any other Person.

Section 10.21Independence of Covenants.  All covenants hereunder shall be given independent effect

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so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

Section 10.22Construction.  Each of the Borrower, the Administrative Agent and the Lenders acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Borrower, the Administrative Agent, the Lenders and each other Person party thereto.

Section 10.23NOTICE OF FINAL AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

CREDIT AGREEMENT – Page 102

EXECUTED to be effective as of the date first written above.

BORROWER:

LEGACY HOUSING CORPORATION,
a Texas corporation

By:	/s/ Duncan Bates
	Name:	Duncan Bates
	Title:	Chief Executive Officer

CREDIT AGREEMENT – Signature Page

ADMINISTRATIVE AGENT AND LENDERS:

PROSPERITY BANK
as Administrative Agent and as a Lender

By:	/s/ Joe Kopidlandsky
	Name:	Joe Kopidlandsky
	Title:	Senior Vice President

CREDIT AGREEMENT – Signature Page

SCHEDULE 2.1

Commitments and Applicable Percentages

Lender	Revolving Commitment	Applicable Percentages
Prosperity Bank	$50,000,000	100.000000000%
TOTAL	$50,000,000	100.000000000%

SCHEDULE 2.1 TO CREDIT AGREEMENT – Page 1

SCHEDULE 3.6

Litigation and Judgments

None.

SCHEDULE 3.6 TO CREDIT AGREEMENT – Page 1

SCHEDULE 3.7

Material Contractual Obligations

None.

SCHEDULE 3.7 TO CREDIT AGREEMENT – Page 1

SCHEDULE 3.18

Subsidiaries, Ventures, Etc.

Entity	Jurisdiction of organization	Percentage ownership
Legacy Housing of Georgia LLC	Georgia	100%

SCHEDULE 3.18 TO CREDIT AGREEMENT – Page 1

SCHEDULE 5.18

Post-Closing Matters

1.

The Borrower shall, within 60 days of the Closing Date (or such longer period as agreed to by the Administrative Agent), (i) use commercially reasonable efforts to deliver to the Administrative Agent a customary landlord waiver, in form and substance reasonably satisfactory to the Administrative Agent, and (ii) deliver to the Administrative Agent a true and complete copy of the lease, in each case with respect to the following property:

a.	1600 Airport Freeway, Suite 100, Bedford, Texas 76022.

2.

The Borrower shall, within 120 days of the Closing Date (or such longer period as agreed to by the Administrative Agent), deliver to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that Borrower has established and maintained the Administrative Agent as its principal depository bank in compliance with Section 5.14 of the Credit Agreement.

SCHEDULE 5.18 TO CREDIT AGREEMENT – Page 1

SCHEDULE 7.1

Existing Debt

None.

SCHEDULE 7.1 TO CREDIT AGREEMENT – Page 1

SCHEDULE 7.2

Existing Liens

None.

SCHEDULE 7.2 TO CREDIT AGREEMENT – Page 1

SCHEDULE 7.6

Existing Investments

None.

SCHEDULE 7.6 TO CREDIT AGREEMENT – Page 1

SCHEDULE 11.1

Notices

If to Borrower or any other Loan Party:

Legacy Housing Corporation

1600 Airport Fwy, Suite 100

Bedford, TX 76022

Attention: Duncan Bates

Telephone:

With a copy to which shall not constitute notice:

Norton Rose Fulbright US LLP

2200 Ross Avenue

Suite 3600

Dallas, TX 75201-7932

Attention: Kimberly Perdue

Email: kimberly.perdue@nortonrosefulbright.com

If to Administrative Agent:

Prosperity Bank

5949 Sherry Lane

Suite 600

Dallas, TX 75225

Attention: Joe Kopidlansky

Email: joe.kopidlansky@prosperitybankusa.com

With a copy to which shall not constitute notice:

Winstead PC

2728 N. Harwood St.

Suite 500

Dallas, TX 75201

Attention: Richard Leucht

Email: rleucht@winstead.com

SCHEDULE 11.1 TO CREDIT AGREEMENT – Page 1

EXHIBIT A

Assignment and Assumption

[See attached]

EXHIBIT A TO CREDIT AGREEMENT – Page 1

EXHIBIT B

Compliance Certificate

[See attached]

EXHIBIT B TO CREDIT AGREEMENT – Page 1

EXHIBIT C

Borrowing Request

[See attached]

EXHIBIT C TO CREDIT AGREEMENT – Page 1

EXHIBIT D

Revolving Note

[See attached]

EXHIBIT D TO CREDIT AGREEMENT – Page 1

EXHIBIT E

Tax Forms

[TBA]

EXHIBIT E TO CREDIT AGREEMENT – Page 1

EXHIBIT F

Borrowing Base Report

[See attached]

EXHIBIT F TO CREDIT AGREEMENT – Page 1